Exhibit 10.28

LEASE AGREEMENT

by and between

INTERCONTINENTAL FUND III 830 WINTER STREET LLC,

as Landlord

and

HISTOGENICS CORPORATION,

as Tenant

With respect to the property known as

830 Winter Street,

Waltham, Massachusetts 02451

Dated as of

June 9, 2006

Page i

	10.1 LANDLORD’S WORK	14

	10.2 TENANT’S WORK	15

	10.3 QUALITY AND PERFORMANCE OF WORK	16

	10.4 CONSTRUCTION ALLOWANCE	16

	10.5 CONVERSION OF CONSTRUCTION ALLOWANCE	18

	10.6 CONSTRUCTION LOAN	18

	10.7 MANAGEMENT FEE	18

11.	ALTERATIONS, ADDITIONS OR IMPROVEMENTS BY TENANT	18

	11.1 ALTERATIONS BY TENANT	18

	11.2 ADDITIONAL COVENANTS REGARDING ALTERATIONS	19

	11.3 REMOVAL OF ALTERATIONS	19

12.	TENANT MAINTENANCE AND REPAIR	19

13.	LANDLORD MAINTENANCE AND REPAIR	20

14.	ASSIGNMENT AND SUBLETTING	20

	14.1 PROPOSED SUBTENANTS AND ASSIGNEES	20

	14.2 ADVERTISING	20

	14.3 RIGHT TO SHARE PROFITS	21

	14.4 RIGHT TO RECAPTURE	21

	14.5 TENANT’S ASSIGNMENT/SUBLET NOTICE	22

	14.6 LEGAL AND ADMINISTRATIVE COSTS	22

	14.7 ASSIGNMENT AND SUBLETTING TO A BIOTECH AFFILIATED ENTITY	23

15.	ACCEPTANCE OF RENT; NEW DIRECTORY NAME	23

	15.1 ACCEPTANCE OF RENT AND/OR NEW DIRECTORY NAME	23

	15.2 RIGHT TO REMOVE NEW DIRECTORY NAME	23

16.	EMINENT DOMAIN	23

17.	FIRE OR OTHER CASUALTY	24

18.	INSURANCE; WAIVER OF SUBROGATION	25

	18.1 TENANT’S INSURANCE	25

	18.2 INSURANCE DURING CONSTRUCTION	26

	18.3 WAIVER OF SUBROGATION	26

	18.4 LANDLORD’S INSURANCE	27

19.	INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES	27

20.	DEFAULT	27

Page ii

21.	LANDLORD’S RIGHTS AND REMEDIES	28

	21.1 LANDLORD’S REMEDIES	28

	21.2 INJUNCTION	29

	21.3 WAIVER OF REDEMPTION	29

	21.4 NOT EXCLUSIVE RIGHT	29

	21.5 EXPENSES	29

22.	LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT	29

23.	ESTOPPEL CERTIFICATES	30

	23.1 TENANT ESTOPPEL CERTIFICATE	30

	23.2 LANDLORD ESTOPPEL CERTIFICATE	30

24.	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT	30

25.	CONDOMINIUM CONVERSION CONTINGENCY	31

26.	FINANCIAL STATEMENTS	32

27.	HOLDING OVER	32

28.	YIELD UP	32

	28.1 COVENANT	32

	28.2 TENANT’S REMOVAL OBLIGATION	32

	28.3 CERTAIN RIGHTS OF LANDLORD	34

29.	PERSONAL PROPERTY TAXES	34

30.	BROKERS	34

31.	NOTICES	34

32.	MISCELLANEOUS	35

	32.1 SUCCESSORS AND ASSIGNS	35

	32.2 WAIVERS	35

	32.3 WAIVER OF TRIAL BY JURY	35

	32.4 LIMITATION OF LANDLORD’S LIABILITIES	35

	32.5 TIME OF THE ESSENCE	36

	32.6 SEVERABILITY	36

	32.7 AMENDMENT AND MODIFICATION	36

	32.8 HEADINGS AND TERMS	36

	32.9 GOVERNING LAW	36

33.	PARKING	36

34.	SIGNAGE	36

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35.	TERMINATION OPTION	37

36.	EXTENSION OPTION	37

	36.1 FIXED RENT	37

	36.2 FAIR MARKET RENTAL	37

	36.3 ARBITRATION	37

37.	THIRD FLOOR EXPANSION SPACE	38

38.	ANCILLARY SPACE	39

39.	BUILDING RULES AND REGULATIONS	41

40.	EXHIBITS AND ADDENDA	41

	EXHIBIT “A” LEGAL DESCRIPTION	A-1

	EXHIBIT “B” PREMISES	B-1

	EXHIBIT “C” FIXED RENT	C-1

	EXHIBIT “D” PROVISIONS REGARDING ADDITIONAL RENT	D-1

	EXHIBIT “E” FORM OF COMMENCEMENT DATE CERTIFICATE	E-1

	EXHIBIT “F” BUILDING RULES AND REGULATIONS	F-1

	EXHIBIT “G” FORM OF TENANT ESTOPPEL CERTIFICATE	G-1

	EXHIBIT “H” FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT	H-1

	EXHIBIT “I” LETTER OF CREDIT	I-1

	EXHIBIT “J” BASE BUILDING SPECIFICATIONS	J-1

	EXHIBIT “K” TENANT DESIGN MANUAL	K-1

	EXHIBIT “L” TENANT PLANS	L-1

	EXHIBIT “M” PERMITTED HAZARDOUS MATERIALS AND PROTOCOL	M-1

	EXHIBIT “N” THIRD FLOOR EXPANSION SPACE	N-1

	EXHIBIT “O” TENANT’S CORPORATE LOGO	O-1

	EXHIBIT “P” ANCILLARY SPACE	P-1

Page iv

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of this 9th day of June 2006 by and between Intercontinental Fund III 830 Winter Street LLC, a Massachusetts limited liability company (“Landlord”), and Histogenics Corporation, a Massachusetts corporation (“Tenant”).

Intending to be legally bound, Landlord and Tenant agree as set forth below.

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and subject to and with the benefit of the terms, covenants, conditions and provisions hereof, part of the Third Floor and part of the Basement (the “Premises”), as shown on Exhibit “B” attached hereto and made part of hereof, in the building (the “Building”) erected on certain land (the “Land”) located at 830 Winter Street, Waltham, Massachusetts 02451, and as more particularly described in Exhibit “A” attached hereto and made a part hereof. For purposes of this Lease, the property (the “Property”) shall mean the Land and all of the buildings now or hereafter located thereon. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, the elevators, walkways, driveways and access roads necessary for access to the Premises and the parking areas, loading areas, trash enclosures, pedestrian sidewalks, landscaped areas, recreation areas and other areas and facilities, if any, which are located on the Land and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building or improvements on the Land (the “Common Areas”). In no event shall Landlord convert any portion of the First Floor Atrium of the Building into a separately demised area for the purpose of leasing the same to a specific tenant of the Building; provided, however, Landlord may create entrances from the First Floor Atrium to the South and East Wings of the First Floor in order to provide access to such areas for existing or future tenants. For purposes of this Lease, Tenant’s proportionate share (“Tenant’s Proportionate Share”) shall be calculated by dividing the total rentable area of the Premises (25,472 rentable square feet) by the total rentable area of the Building (182,106 rentable square feet). Landlord and Tenant acknowledge and accept the rentable square feet as set forth herein and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the rentable square feet with respect to the Premises or the Building; provided, however, that if the Building is expanded or reconfigured to increase its total rentable area, or if a material portion of the Common Areas of the Building are converted into a separately demised area and leased to a specific tenant of the Building, then Tenant’s Proportionate Share shall be recalculated accordingly. It is hereby agreed that as of the Lease Commencement Date (as hereinafter defined), Tenant’s Proportionate Share shall be equal to 13.99%.

2. LEASE TERM. The lease term (the “Lease Term”) shall commence upon the earlier to occur of either (a) the satisfaction of the following listed conditions: (i) the completion of Landlord’s Work (as hereinafter defined), (ii) the completion of Tenant’s Work (as hereinafter defined), and (iii) the issuance of a Certificate of Occupancy by the City of Waltham; or (b) the Rent Commencement Date (as defined in Section 3.1 below) (the “Lease Commencement Date”) and shall continue for a period of ten (10) years and nine (9) months after the Rent Commencement Date unless extended or terminated as provided in this Lease (the “Expiration Date”). Tenant shall, within ten (10) Business Days of receipt thereof, execute a Commencement Date Certificate substantially similar to the form attached hereto as Exhibit “E” confirming the Lease Commencement Date, the Rent Commencement Date and the Expiration Date. Notwithstanding the foregoing, if and to the extent the occurrence of the Lease Commencement Date is delayed beyond December 31, 2006 due to a Landlord Delay (as defined in Section 10.1 (d)) of which Landlord has received Landlord Delay Notice (as defined in Section 10.1 (d)), then the Rent Commencement Date shall be extended two (2) days for every one (1) day due to such Landlord Delay; and all other dates and time periods for increases in rental rates through the Lease Term, as set forth on Exhibit “C” attached hereto and made a part hereof, shall be extended for an equal number of days. In addition, if and to the extent the occurrence of the Lease Commencement Date is delayed beyond February 28, 2007 due substantially and primarily to a Landlord Delay of which Landlord has received Landlord Delay Notice, Tenant shall have the option to terminate this Lease effective immediately upon written notice to Landlord. If Tenant elects to terminate this Lease, then this Lease shall be null and void and of no further force or effect, except Landlord agrees to immediately return to Tenant any pre-paid rent and/or Security Deposit.

3. RENT.

3.1 Fixed Rent and Additional Rent. Tenant shall pay fixed rent (“Fixed Rent”) beginning on April 1, 2007 (the “Rent Commencement Date”) in monthly installments each equal to one-twelfth (1/12) of the rate of the annual Fixed Rent (the “Annual Fixed Rent”), as set forth on Exhibit “C”, without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct. In addition to the Fixed Rent, and as more fully set forth below, Tenant shall pay to Landlord additional rent (“Additional Rent”). All amounts payable by Tenant to Landlord under this Lease other than Fixed Rent shall constitute Additional Rent and shall be paid without any setoff or deduction whatsoever as provided herein. “Rent” shall mean Fixed Rent and Additional Rent.

3.2 Late Payment. If the Lease Term shall commence or expire on other than the first or last day, as applicable, of a calendar month, such monthly installment of Fixed Rent and Additional Rent (if any), shall be prorated for each calendar day of such partial month. If Tenant fails more than twice in any twelve (12) month period to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than ten (10) days after its due date, it shall bear interest at a rate equal to the lesser of (i) twelve percent (12%) per annum and (ii) the maximum legal rate permitted by law (the “Default Rate”) from the due date until the date of payment thereof by Tenant. In addition, Tenant shall pay a late charge equal to two and one-half percent (2.5%) of the late payment. If any payment tendered by Tenant shall fail collection on presentment, Tenant shall reimburse Landlord for all charges imposed by Landlord’s bank on account thereof and pay to Landlord a bad check fee equal to the lesser of (a) $100.00 and (b) the maximum charge permitted by law. In no event shall Landlord be deemed to contract for or receive charges by way of interest or otherwise in excess of those permitted by law and any sum paid in excess of that permitted shall be refunded or credited to Tenant.

4. REAL ESTATE TAXES.

4.1 Tax Year and Taxes. “Tax Year” shall mean a twelve (12) month period commencing on July 1 and falling wholly or partially within the Lease Term, and “Taxes” shall mean (a) all ad valorem real estate taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Lease Term, imposed or levied upon or assessed against (i) the Premises or any portion thereof, or (ii) the Land (including Common Areas), and (b) Landlord’s reasonable expenses of any proceeding to contest, determine or reduce any of the foregoing items included in Taxes, but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes (x) all Taxes assessed on buildings located on any portion of the Land other than the Building, and (y) all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall (a) in whole or in part be substituted for such ad valorem tax or (b) be imposed solely on or with respect to real property or the income generated thereby, and, in either case, be levied against, or be payable by, Landlord with respect to the Premises or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

4.2 Payment of Taxes. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord for each Tax Year, as Additional Rent, an amount equal to Tenant’s Proportionate Share of the Taxes. Such amount shall be apportioned (i) to account for any adjustment in Tenant’s Proportionate Share during any Tax Year, and (ii) for any partial Tax Year that falls in any portion of the Lease Term. Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the term of this Lease, in the fashion herein provided for the payment of Fixed Rent. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall provide copies of such bills to Tenant along with Landlord’s allocation of the Taxes and Landlord’s computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall promptly refund such overpayment to Tenant (less any amount then owed to Landlord by Tenant under this Lease, in which case Landlord promptly shall notify Tenant of such offset); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such refund or payment for any period within the Lease Term shall survive expiration of the Lease Term. Except for the foregoing reconciliation on account of Taxes for Tenant’s estimated payments, Tenant shall not be liable to Landlord to pay any Taxes first billed to Tenant by Landlord more than one year after the end of the fiscal year in which Landlord received a final bill therefor.

4.3 Refund Sharing. If Landlord shall receive any refund or reimbursement of Taxes of which Tenant paid a share under this Lease, then out of any balance remaining thereof after deducting Landlord’s reasonable expenses in obtaining such refund or reimbursement not previously included in such Taxes as provided above, Landlord shall pay to Tenant, a portion of such refund or reimbursement or sum in lieu thereof (apportioned if such refund or reimbursement is for a Tax Year a portion of which falls outside the applicable Lease Term) that bears the same proportion to the entire refund or reimbursement as the portion of Taxes (as to which the refund or reimbursement was obtained) paid by Tenant bears to the entire amount of such Taxes.

4.4 Abatement Initiated by Tenant. Tenant may from time to time (but not more frequently than once a year) request that a real estate tax abatement be sought on the tax parcel(s) on which the Premises and the Land are located, whereupon Landlord shall either (a) prosecute a contest of the tax and assessment basis of such tax parcel(s) and the taxes and assessment levied thereon, or (b) permit Tenant to contest on behalf of Landlord the tax and assessment basis of the tax parcel(s) on which the Premises and the Land are located and the taxes and assessments levied thereon. In the event Landlord makes the election described in clause (b) above and Tenant performs such contest, then Tenant (i) shall pay all costs and expenses in connection therewith, (ii) shall keep Landlord informed about the status of such contest, and (iii) shall indemnify and hold Landlord harmless from any and all costs, claims and liabilities relating thereto, provided that if Tenant is successful in obtaining a real estate tax abatement, Tenant shall be entitled to reimbursement from the abatement proceeds of its reasonable costs and expenses in connection with obtaining such abatement. Tenant shall not settle any tax abatement proceeding without the prior consent of Landlord, which shall not be unreasonably withheld or delayed. Furthermore, Tenant shall post with the applicable governmental authority any and all necessary bonds or deposits or similar security required by such authority so that Landlord’s interests shall not be jeopardized by reason of such contest by Tenant. Notwithstanding the foregoing, Landlord may refuse to permit or undertake any contest requested by Tenant as provided in this Section, so long as Landlord has a reasonable basis for doing so and promptly notifies Tenant thereof. Without limiting the generality of the foregoing: (x) the filing of a subdivision plan or the request for zoning relief or approvals, whether site plan approval, special permit or otherwise, shall be a reasonable basis for Landlord to refuse to permit or undertake any such contest; and (y) at any time when an Event of Default has occurred and remains outstanding, Landlord may refuse to permit or undertake any contest requested by Tenant or may require Tenant to terminate any contest then underway, and in such event, Tenant agrees to terminate any such ongoing contest.

5. OPERATING EXPENSES.

5.1 Payment of Operating Expenses; Definitions. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses (as hereinafter defined) in accordance with Section 5. The amounts due from Tenant under Section 5 are collectively referred to as “Tenant’s Proportionate Share of Operating Expenses”. Payments by Tenant on account of Tenant’s Proportionate Share of Operating Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to aggregate a sum equal to Tenant’s Proportionate Share of Operating Expenses for each calendar year. Operating Expenses for any partial calendar year at the beginning or end of the Lease Term shall be prorated.

5.2 Certain Definitions.

(a) “Building Operating Expenses” means, without duplicating any cost included in Land Operating Expenses (as hereinafter defined), to the extent not borne directly by Tenant under this Lease, Landlord’s cost of operating the Building, which shall include, without limitation: the cost of premiums for all insurance carried by Landlord on the Building, or in connection with the use and occupancy thereof, including but not limited to all risk, general liability, excess liability, rent loss (including extended rent loss coverage), boiler and equipment, flood and earthquake; the reasonable amount of any deductible from any insurance claim of Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in managing the Building; the cost of steam, water, sewer, gas, oil and electricity, and other utility charges, excluding such utility charges separately chargeable to tenants, whether for additional or special services or otherwise; the cost of security and fire protection services, if any; the cost of property level accounting; and other expenses paid in connection with the Building and not related to operation, cleaning, maintenance or repair thereof that are the obligation of Tenant under this Lease.

(b) “Land Operating Expenses” means, without duplicating any cost included in Building Operating Expenses, Landlord’s cost of operating and maintaining the Land, which shall include, without limitation: premiums for all general liability and excess liability insurance carried by Landlord on the Land; operational, maintenance and repair costs of easements benefiting the Land (including the cost of operation, maintenance and repair of any water loop providing fire protection to the Premises); costs of compliance with all Legal Requirements (as hereinafter defined) applicable to improvements on the Land other than buildings (provided, however, that any such cost that constitutes a capital expenditure shall be subject to the amortization requirements applicable to Ordinary Capital Improvements as hereinafter defined); the reasonable amount deductible from any insurance claim of Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker’s compensation, insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in operating or maintaining the Land; the cost of landscaping; the cost of maintenance; water, electricity, and other utility charges, excluding such utility charges separately chargeable to tenants, whether for additional or special services or otherwise; the cost of maintenance, repairs and replacements (other than repairs and replacements reasonably collectible from contractors under guarantees); the cost of snow, ice and sand removal; payments under service contracts with independent contractors; the cost of any Ordinary Capital Improvements, provided that the cost of any such Ordinary Capital Improvements shall be amortized over the customary useful life of the improvement in question, together with interest on the unamortized balance at a rate of four percent (4%) per annum (the “Interest Rate”); and other expenses paid in connection with operation or maintenance of the Land.

(c) “Ordinary Capital Improvement” means any capital improvement which (i) is required to be made in order to cause the Land or its systems to comply with all Legal Requirements, or (ii) is a replacement or repair of existing structures, systems, improvements or equipment necessary to keep the Common Areas in good repair and working order, taking into account the intended life of the relevant structure, system, improvement, or equipment.

(d) The Building Operating Expenses and the Land Operating Expenses are collectively referred to herein as the “Operating Expenses”.

(e) Notwithstanding the foregoing, Operating Expenses:

(i) shall not include any expense of further development of the Land, without limitation, any costs of site work, demolition, constructing additions to any existing buildings on the Property (including the Building), or new buildings on the Property, or otherwise further developing or redeveloping the Property;

(ii) shall not include any of the items specified in Exhibit “D”; and

(iii) shall be subject to the limitations specified in Exhibit “D”.

(f) With regard to any Operating Expenses that are incurred in connection with any Building service or system that is dedicated solely to servicing either (i) exclusively the laboratory uses in the Premises, or (ii) the laboratory uses in the Premises collectively with other laboratory uses being conducted within the Building (“Lab Dedicated Expenses”), such Lab Dedicated Expenses shall be equitably shared among all laboratory space tenants in the Building benefiting from such service, with respective shares of the Lab Dedicated Expenses being either (i) shared proportionally, based on the square footage served thereby, if applicable (such as wherever usage is not reasonably measurable by metering or other such measurement method), or (ii) separately metered for the various lab spaces being served thereby, but in any case equitably allocated by Landlord to account for consumption or use of such service or system resource.

5.3 Estimated Payments. Annually, Landlord shall render to Tenant a certified statement (such certification to include that the statement is (a) accurate and complete and (b) prepared in accordance with the terms, covenants, provisions and conditions of this Lease) in reasonable detail showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses and Tenant’s Proportionate Share of Operating Expenses and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied. The Landlord shall use diligent efforts to deliver the statement not later than ninety (90) days after the end of each calendar year or fraction thereof at the beginning or at the end of the Lease Term. Said statement to be rendered to Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by Tenant. If at the time such statement is rendered it is determined with respect to any calendar year that Tenant has paid (i) less than Tenant’s Proportionate Share of Operating Expenses or (ii) more than Tenant’s Proportionate Share of Operating Expenses, then, in the case of (i) Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) Landlord shall refund such overpayment to Tenant within thirty (30) days (less any amount then owed to Landlord by Tenant under this Lease, in which case Landlord promptly shall notify Tenant of such offset). The obligation to make such payment or refund for any partial calendar year at the end of the Lease Term shall survive the Lease Term. In no event shall Tenant be obligated to make any payment with respect to any Operating Expense first billed to Tenant more than eighteen (18) months after the end of the calendar year in which the Operating Expense was incurred.

5.4 Tenant’s Right to Review. Tenant shall have the right to examine, copy and audit Landlord’s books and records relating to Operating Expenses and the allocation of expenses made by Landlord establishing Tenant’s Proportionate Share of Operating Expenses for any calendar year for a period of eighteen (18) months following the date that Tenant receives the statement of Operating Expenses and Tenant’s Proportionate Share of Operating Expenses for such year from Landlord. Tenant shall give Landlord not less than thirty (30) days’ prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at Landlord’s offices; provided, however, that so long as Landlord maintains an office in the Greater Boston Area, Landlord shall keep the books and records relating to the Premises in such office. All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses or the amount allocated to Tenant’s Proportionate Share of Operating Expenses for the year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least four percent (4%), then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to such examination and audit, the payments made for such year by Tenant exceed Tenant’s required payment on account thereof for such calendar year, Landlord shall promptly refund such overpayment. If the payments made by Tenant for such year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit as well as Landlord’s actual out-of-pocket costs in connection with such examination and audit. The obligation to make such payment or refund for any period within the Lease Term shall survive expiration of the Lease Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any calendar year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses and Tenant’s Proportionate Share of Operating Expenses.

6. UTILITIES AND OTHER SERVICES.

6.1 Essential Service and Service Interruption. Tenant shall pay, or cause to be paid, directly to the proper authorities charged with the collection thereof, all charges for any utilities or services directly metered to Tenant used or consumed in the Premises. For those utilities not directly metered to Tenant, to the extent feasible, Landlord shall either sub-meter such utility or determine Tenant’s charge for the cost of such utility based on the comparative usage of such utility (such as undertaking a reasonable survey of electricity usage), and shall charge Tenant a utility charge for such service, which such charge shall specifically not be included in the Operating Expenses. At the start of the Lease Term, (a) electric service and natural gas supply will be provided to Tenant, at Landlord’s option, through direct meters or sub-meters installed by Landlord at Landlord’s expense; and (b) hot and cold water supply will be charged to Tenant based on estimated allocated usage as provided above. For all utility charges

Landlord will provide a full accounting of utility charges for the whole Building service and any of the allocated or sub-metered services under the whole Building service. Notwithstanding anything contained in this Lease to the contrary; if (i) an interruption, suspension or stoppage of an Essential Service (as hereinafter defined) shall occur, except any of the same caused by the negligence or intentional acts of Tenant or Tenant’s employees, contractors, agents or invitees, or any person claiming by, through or under Tenant, or due to any Event of Casualty as provided for in Section 17 (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption occurs or continues as a result of the negligence or intentional acts of Landlord or Landlord’s employees, contractors, agents or invitees, and (iii) such Service Interruption continues for more than three (3) consecutive Business Days (as hereinafter defined) after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal business operations in the Premises is materially and adversely affected, then there shall be an abatement of one day’s Fixed Rent and Additional Rent for each day during which such Service Interruption continues after such three (3) consecutive Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Fixed Rent and Additional Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal business operations or ability to use the Premises. For purposes hereof, the term “Essential Service” shall mean each of the following services: access to the Premises, water and sewer / septic service, HVAC service (to the extent controlled by Landlord), electricity and natural gas.

6.2 Water. Landlord shall provide water for fire protection purposes to the Premises during the Lease Term by means of the existing fire loop system and City of Waltham hydrants located at the Property, as the same may be improved or replaced from time to time. Landlord shall provide domestic water and water for the conduct of Tenant’s business, utilizing the existing domestic water booster pumps, so that water pressure of between 80 – 100 pounds per square inch is delivered to the Premises.

6.3 Business Days and Business Hours. “Business Days” means Monday through Friday, excluding Saturdays, Sundays and federal or state legal holidays. “Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days.

6.4 Security. Landlord shall provide on-site security services to the Building on a 24 hours per day, 7 days per week, 52 weeks per year basis. Tenant shall have access to the Premises and the parking facilities on a 24 hours per day, 7 days per week, 52 weeks per year basis, with after-hours access provided via an electronic card access system.

6.5 Cafeteria. Landlord shall provide services to the existing cafeteria located in the Common Areas of the Building (the “Cafeteria”) (whether operated by Landlord or by an independent contractor) for use by Tenant and other tenants and occupants in the Building; provided, however, that if Landlord’s (or such contractor as Landlord may employ) commercially reasonable operation of the Cafeteria is sufficiently proven to Tenant to not be economically viable (i.e., incapable of operating other than at a net loss), as may be confirmed by Tenant’s reasonable review of Landlord’s books and operating records relating to the Cafeteria, at Tenant’s election, then Landlord shall allow Tenant to either (i) elect to pay to the Cafeteria operator, on a monthly basis, its pro rata share (based on a fraction, the numerator of which would be the number of Tenant’s employees, and the denominator of which would be the total number of employees of tenants in the Building that have elected to participate in use of the Cafeteria (the “Cafeteria Pro Rata Share”)) of the amount of money required each month to permit the Cafeteria operator’s operation to break even; or (ii) elect not to pay such amount, in which case Landlord shall be relieved of the obligation to provide an operational Cafeteria. If Tenant elects to pay its Cafeteria Pro

Rata Share, then Landlord shall ensure that the Cafeteria remains operational and in any such month when the Cafeteria operator requires payment of the Cafeteria Pro Rata Share by Tenant (i.e., operates at a net loss), the Cafeteria operator will provide Tenant with a written statement of income and expenses for Tenant’s review, along with Tenant’s Cafeteria Pro Rata Share that is due. Landlord agrees that it shall not permit the employees of any tenant of the Building that does not elect to participate in using the Cafeteria to have access to or use of the Cafeteria and the services provided there. Tenant may elect at any time during the Lease Term to stop paying such Cafeteria Pro Rata Share to the Cafeteria operator, at which such time Landlord shall be relieved from any obligation to operate the Cafeteria. The operator of the Cafeteria from time to time may modify the hours of operation, the menu or the method of service; provided, however, that the Cafeteria will, at a minimum, be open on Business Days for service of breakfast food from 7:30 a.m. to 9:30 a.m. and service of lunch meals (the lunch menu consisting of at least one hot entrée, a cold cut bar and a salad bar each day) from 11:30 a.m. to 1:30 p.m. whenever the Cafeteria is required to be operational during the Lease Term.

7. SECURITY DEPOSIT; LETTER OF CREDIT.

7.1 Security Deposit. Tenant shall maintain on deposit with Landlord the sum of $458,496.00 (or such lower amount as specified for the Letter of Credit in Section 7.2 below) as security (the “Security Deposit”) for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, covenants, conditions and provisions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the. payment of any Fixed Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, conditions and provisions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions and provisions of this Lease, the Security Deposit shall be returned to Tenant, without interest, after the date fixed as the end of this Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and the building of which the Premises form a part, Landlord shall have the right to either (i) transfer the Security Deposit to Tenant and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit or (ii) transfer the Security Deposit to the new Landlord in which case Tenant agrees to look solely to the new Landlord for the return of said Security Deposit; provided, however, that the new Landlord has given Tenant written notice of receipt of said Security Deposit. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

In the event of any bankruptcy or other insolvency proceeding against Tenant, it is agreed that the Security Deposit held hereunder shall be deemed to be applied by Landlord to Rent and other charges due to Landlord for the last month of the Lease Term and each preceding month until such Security Deposit is fully applied.

7.2 Letter of Credit.

(a) Letter of Credit as Security Deposit. Simultaneously with the execution of this Lease, and in lieu of a cash Security Deposit in the amount of $458,496.00, Tenant shall deliver to Landlord (as beneficiary) a standby letter of credit (“Letter of Credit”) in the amount of $466,578.00, attached hereto as Exhibit “I”, in form and content satisfactory to Landlord. Provided that Tenant shall not ever fail to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days after its due date, the Letter of Credit shall be (i) decreased to $150,000.00 after Tenant both (y) reaches Clinical II status and (z) either (A) has secured an additional $14,000,000.00 in funding or (B) has been acquired by a Biotech Affiliated Entity (as defined in Section 14.7 below) who provides substantial creditworthiness consistent with $14,000,000.00 in additional funding and who provides a guaranty of this Lease or otherwise becomes directly liable for this Lease as an assignee; and (ii) decreased to $0.00 after June 30, 2013. If Tenant ever fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days after its due date, the Letter of Credit then in effect shall remain in place (without reduction) for the balance of the Lease Term, except that if the Letter of Credit has already been decreased to $0.00, it shall be increased to the equivalent of two (2) months Fixed Rent at the then current rental rate, as set forth on Exhibit “C”. Notwithstanding anything to the contrary above, from and after the date which is thirty (30) days prior to the final expiry date of the initial Letter of Credit provided by Tenant to Landlord (the final expiry date being May 19, 2009), Tenant shall have the option to provide Landlord with a cash Security Deposit in the amount then applicable under this Lease in lieu of providing a replacement Letter of Credit. Landlord shall cooperate with Tenant by returning the cancelled Letter of Credit promptly after receipt of the cash Security Deposit.

(b) Requirements of Letter of Credit. The Letter of Credit shall be, among other things: (i) irrevocable and unconditional; (ii) in the amount of $466,578.00 (to be adjusted as provided for in Section 7.2 (a) above); (iii) conditioned for payment solely upon presentation of the Letter of Credit and a sight draft; and (iv) transferable one or more times by Landlord without the consent of Tenant.

(c) Transfer Fee. Tenant acknowledges and agrees that it shall pay upon Landlord’s demand, as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord’s sale or transfer of all or a portion of the Building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit.

(d) Issuing Bank. The Letter of Credit shall be issued by a commercial bank, trust company or national banking association, which has outstanding, unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for an outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then (and thereafter continues to be) rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation “A” or better by Moody’s Investment Service (or its successor) and “A” or better by Standard & Poor’s Ratings Service (or its successor) (and is not on credit-watch or similar credit review with negative implication), and has combined capital, surplus and undivided profits of not less than $1,000,000,000.00 In the event the issuer of the Letter of Credit is downgraded so that it no longer satisfies the rating requirements set forth in this Section 7.2 (d), Landlord shall have the right to require Tenant to procure a replacement Letter of Credit from an issuer that satisfies the rating requirements of this Section 7.2 (d) within fifteen (15) days after Landlord notifies Tenant of such requirement; provided that Landlord shall cooperate with Tenant in exchanging the existing Letter of Credit for the new Letter of Credit so that Tenant is not required to have two Letters of Credit outstanding simultaneously. Landlord hereby approves of Tenant’s selection of TD Banknorth N.A. as the issuer of the initial Letter of Credit.

(e) Expiration of Letter of Credit. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive twelve (12) month periods through a date which is not earlier than sixty (60) days after the Expiration Date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Landlord by registered or certified mail, return receipt requested, not less than sixty (60) days prior to the expiration of the current period. Notwithstanding the foregoing, the initial Letter of Credit shall have a final expiry date of May 19, 2009. If the issuing bank does not renew the initial Letter of Credit or if Tenant does not deliver a substitute Letter of Credit (to replace the initial Letter of Credit) at least thirty (30) days prior to the final expiry date, then, in addition to its rights granted under Section 7.1 above, Landlord shall have the right to draw on the existing Letter of Credit.

(f) Draws. Landlord may use, apply or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply or retain the cash Security Deposit, as set forth in Section 7.1 above. Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election. If Landlord partially draws down the Letter of Credit, Tenant shall, within ten (10) days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

(g) Cooperation by Tenant. Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of Section 7.2.

8. USE OF PREMISES.

8.1 Permitted Uses. Tenant covenants and agrees to use and occupy the Premises only for general business and professional offices, research and development laboratories for the purpose of conducting clinical trials of autologous tissue growth (or other biotechnology or health science uses consistent in nature and scope with Tenant’s specific intended use of the Premises and otherwise consistent with the facilities and infrastructure of the Building), light manufacturing, and customary uses accessory to the foregoing (the “Permitted Uses”). Tenant shall not use or occupy the Premises for any other purpose without the prior written consent of Landlord.

8.2 Prohibited Uses. Notwithstanding the provisions of Section 8.1, Tenant shall not use the Premises or allow the Premises to be used (i) so as to violate any of the terms, covenants, conditions or provisions of this Lease; (ii) for any illegal purpose; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as an office and laboratory facility and the Permitted Uses), shall (a) impair the appearance or reputation of the Building as a first-class office and laboratory facility, or (b) overload, impair, interfere with or otherwise diminish the quality of any of the Building systems or services, or (c) place any loads upon the floors, walls or ceiling which endanger the Building structure, or (d) use any machinery or equipment in the Premises or the Building which causes excessive noise or vibration, or (e) cause any unusual, objectionable or harmful emissions or odors to emanate from the Premises, or (f) place any harmful fluids or other materials in the drainage system of the Building, or (g) cause any waste materials or refuse to be dumped upon or permitted to remain outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose; or (iv) so as to create waste, constitute a private or public nuisance, or unreasonably disturb other occupants of the Building in a manner and to a degree that is inconsistent with the Permitted Uses hereunder.

8.3 Hazardous Materials.

(a) Hazardous Materials. Tenant agrees not to generate, store or use any Hazardous Materials (as hereinafter defined) on or about the Premises, except such Hazardous Materials in such amounts (i) customarily used by Tenant in connection with its Permitted Uses, (ii) customarily used in connection with providing janitorial services to the Premises, and (iii) in both cases, limited to Tenant’s proportionate share of Hazardous Materials (“Tenant’s Proportionate Share of Hazardous Materials”) as defined in Section 8.3 (d) below, and in compliance with the Massachusetts State Building Code (780 C.M.R.) and any applicable Legal Requirements. Tenant agrees to provide Landlord with access to copies of all Material Safety Data Sheets (“MSDS”) for Hazardous Materials used at the commencement of the Lease Term and to provide access to copies of MSDS upon the introduction of any new Hazardous Materials. Tenant also agrees not to release or permit any Tenant Responsible Parties (as hereinafter defined) to release any Hazardous Materials in the Premises in violation of or that requires reporting under any Environmental Law, and not to dispose of Hazardous Materials (a) in the Premises or (b) from the Property to any other location except a properly approved disposal facility and then only in compliance with any and all Environmental Laws regulating such activity, nor permit any occupant of the Premises to do so. In accordance with Section 9 below, Tenant shall indemnify, defend, and hold harmless Landlord, and the holder of any mortgage on the Premises or any larger parcel of land of which the Premises may be a part, from and against any claim, cost, expense, liability, loss, obligation or damage, including, without limitation, attorney’s fees and the cost of litigation, arising from or relating to the breach by Tenant or anyone claiming by, through or under Tenant of the provisions of this Section 8.3 (a), and shall immediately discharge or cause to be discharged any lien imposed upon the Premises or any larger parcel of land of which the Premises may be a part in connection with any such claim. For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants of contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws. As used in this Lease, “Environmental Laws” means all federal, state and local laws relating to the protection of the environment or health and safety, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act (“RCRA”), as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, Massachusetts General Laws Chapters 21C and 21E and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States.

(b) Environmental Assessments. Tenant shall permit Landlord and Landlord’s agents, representatives and employees (including, without limitation, legal counsel and environmental consultants and engineers) access to the Premises during the Lease Term upon at least two (2) Business Days prior written notice to the chief financial officer of Tenant or such other employee of Tenant as Tenant may designate to Landlord from time to time, and at reasonable times convenient to Tenant, for purposes of conducting environmental assessments. Landlord shall permit Tenant or Tenant’s representatives to be present during any such assessment, and any investigation and sampling. Landlord shall avoid materially interfering with Tenant’s use of the Premises, and upon completion of Landlord’s assessment, investigation, and sampling, shall substantially repair and restore the affected areas of the Premises from any damage caused by the assessment. Such assessment shall be at Landlord’s expense, provided that if the assessment shows that a release of Hazardous Materials in violation of this Lease has occurred, then Landlord’s actual, reasonable, out-of-pocket costs relating to such assessment shall be reimbursed by Tenant. Landlord shall permit Tenant or Tenant’s representatives to be present during any test conducted as part of such assessment. If Landlord takes any samples from the Property in connection with any such assessment, Landlord shall give Tenant reasonable prior notice thereof and Tenant shall be permitted to take split samples, and, if Tenant so requests, Landlord shall provide to Tenant a portion of any sample being tested to allow Tenant, if Tenant so chooses, to perform its own testing.

(c) Tenant’s Obligation to Remediate. Tenant shall investigate, assess, monitor and report as required by applicable Environmental Law, at Tenant’s sole cost and expense, any release of Hazardous Materials required to be reported under any Environmental Law that arises out of the use, operation, or occupancy of the Premises or the Property by Tenant or any Tenant Responsible Parties during the Lease Term and any further period during which Tenant or any Tenant Responsible Party retains use, operation or occupancy of the Premises (a “Tenant’s Release”). Further, Tenant shall remediate, in compliance with applicable Environmental Laws, at Tenant’s sole cost and expense, any Tenant’s Release requiring Response Action (as defined in 310 C.M.R. 40.0000). Tenant shall submit to Landlord for Landlord’s prior approval a work plan outlining in reasonable detail any Response Action, remedial work, excavation, treatment, drilling, pumping, site restoration, monitoring or any other similar action (the “Remedial Work”) to be performed by Tenant hereunder (the “Remedial Work Plan”). Landlord shall not unreasonably withhold or delay its approval of such Remedial Work Plan if (i) it complies with all applicable Environmental Laws; and (ii) the Remedial Work outlined therein reasonably appears sufficient to remediate the releases to the level provided for in this Section. If Tenant is obligated to remediate a Tenant’s Release under this Lease, Tenant shall be obligated to remediate Tenant’s Release to a level that will permit the portion of the Property to be used for its highest and best use under applicable Legal Requirements (expressly excluding, however, any residential, child educational, day care, agricultural or horticultural use, except to the extent such uses are included in Landlord’s then- current development plans for the Property), but in no event shall Tenant be obligated to remediate the release to a higher level than a commercially reasonable owner of similar property with similar development potential would undertake. Tenant shall make available to Landlord copies of drafts of any submittals to governmental authorities in connection with the Remedial Work for Landlord’s review and comment at least seven (7) days prior to such submittal, and Tenant shall consider in good faith and incorporate as Tenant reasonably deems appropriate Landlord’s comments thereon. Tenant shall sign any manifests or other documents as the waste generator for any Hazardous Materials it disposes of or sends off site or otherwise arising from a Tenant’s Release. This Section 8.3 (c) shall survive the Lease Term and shall be subject to the provisions of Section 9. Tenant’s remediation obligation set forth in this Section 8.3 (c) shall not limit Landlord’s right to damages, if any, which Landlord may incur due to any unremediated Hazardous Materials resulting from a Tenant’s Release.

(d) Tenant’s Proportionate Share of Hazardous Materials. Tenant acknowledges that there are presently two (2) control areas (“Control Areas”) on the Third Floor of the Building. Presently, one (1) Control Area is assigned to Praecis Pharmaceuticals Incorporated, who occupies the West Wing of the Third Floor, and the remaining Control Area shall be shared by all tenants (including Tenant hereunder) occupying the South and East Wings of the Third Floor. Tenant shall be entitled to maintain Tenant’s Proportionate Share of Hazardous Materials of the remaining Control Area, which shall mean 63.78%, which is a fraction, the numerator of which shall be 24,871 rentable square feet (representing Tenant’s Third Floor Premises) and the denominator of which shall be 38,997 rentable square feet (representing the total rentable area of the South and East Wings of the Third Floor).

8.4 Compliance with Legal and Insurance Requirements.

(a) Legal Requirements. Tenant, at Tenant’s sole cost and expense, agrees to comply with all Legal Requirements applicable to the use, operation, or occupancy of the Premises by Tenant or Tenant’s subtenants, employees, contractors, agents, servants, invitees, licensees or others for whom Tenant is legally responsible (collectively, with Tenant, “Tenant Responsible Parties”) or any Alterations made by or on behalf of Tenant or any Tenant Responsible Parties, and to provide Landlord with a copy of any notice alleging violation of any such Legal Requirement given to Tenant by any governmental authority or third party; except that Tenant may defer compliance so long as the validity of any such Legal Requirement shall be contested by Tenant in good faith and by appropriate legal proceedings, if such contest would not subject Landlord to any possible civil or criminal penalties and such consent would not place Landlord in default under any Mortgage applicable to the Premises, and if Tenant first gives Landlord appropriate assurance in Landlord’s reasonable judgment against any loss, cost or expense on account thereof. If any present or future Legal Requirement requires any licenses or permits for Tenant’s or any Tenant Responsible Party’s particular use, operation, and occupancy of the Premises, Tenant will obtain and maintain such licenses and permits at Tenant’s own expense, and, upon Landlord’s request, will promptly provide copies to Landlord of all such licenses and permits. If any Legal Requirement requires any Alterations to the Premises, Tenant shall make all such Alterations at its sole cost and expense and in compliance with the terms hereof.

(b) Insurance Requirements. Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (i) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Building or any property located therein (unless Tenant pays for such increased costs), (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (iii) result in the cancellation of any policy of insurance maintained by or for the benefit of Landlord. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

9. INDEMNIFICATION. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s managing agent and Landlord’s mortgagee (if any) (“Landlord Parties”) harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property (including, without limitation, the Premises); and (ii) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease. Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident, injury or damage occurring in or about the Building or the Land causing injury to persons or damage to property; and (ii) the failure of Landlord to fully and faithfully perform the obligations and observe the conditions of this Lease. Notwithstanding the foregoing, Landlord’s indemnification obligations in this Section 9 shall be limited to the extent of the coverage provided under Landlord’s insurance for such indemnity. In no event shall Landlord be liable to Tenant for any punitive or consequential damages Tenant must pay (including, without limitation, damages for loss of business).

10. CONSTRUCTION.

10.1 Landlord’s Work.

(a) Base Building Specifications. Landlord, at Landlord’s sole cost and expense, shall perform the base building work (“Landlord’s Work”) specified in the “Base Building Specifications”, attached hereto as Exhibit “J”. The Base Building Specifications shall include any items listed in the column labeled “Owner” in the Scope Allocation Matrix included in the “Tenant Design Manual”, attached hereto as Exhibit “K”. Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control (collectively, “Landlord’s Force Majeure”) and Tenant Delay (as hereinafter defined), Landlord shall use reasonable care and diligence to complete Landlord’s Work as quickly and efficiently as possible, but Tenant shall have no claim against Landlord for failure to complete Landlord’s Work.

(b) Substantial Completion of Landlord’s Work. Landlord’s Work shall be deemed “Substantially Complete” when each of the following is complete: (a) Landlord’s Work has been completed (Punchlist Items excepted) in accordance with the Base Building Specifications, attached hereto as Exhibit “J”; (b) each Essential Service as defined in Section 6.1 is installed and in good working order; and (c) Building fire alarms, sprinklers, smoke detectors, exit lights, life safety equipment and other Building code requirements are installed and fully operational.

(c) Tenant Delay. A “Tenant Delay” shall be defined as any act or omission by Tenant, or any agent, employee, consultant, contractor or subcontractor of Tenant, which causes an actual delay in the performance of Landlord’s Work. Notwithstanding the foregoing, no event shall be deemed to be a Tenant Delay until and unless Landlord has given Tenant written notice (the “Tenant Delay Notice”) advising Tenant: (i) that a Tenant Delay is occurring, (ii) of the basis on which Landlord has determined that a Tenant Delay is occurring, and (iii) the actions which Landlord believes that Tenant must take to eliminate such Tenant Delay and Tenant has failed to correct Tenant Delay specified in Tenant Delay Notice within twenty-four (24) hours following receipt of Tenant Delay Notice. No period of time prior to the expiration of the cure period shall be included in the period of time charged to Tenant pursuant to such Tenant Delay Notice.

(d) Landlord Delay. A “Landlord Delay” shall be defined as any act or omission by Landlord, or any agent, employee, consultant, contractor or subcontractor of Landlord, which (x) is not a result of the priority granted to Landlord’s Work, and (y) causes an actual delay in the performance of Tenant’s Work. Notwithstanding the foregoing, no event shall be deemed to be a Landlord Delay until and unless Tenant has given Landlord written notice (the “Landlord Delay Notice”) advising Landlord; (i) that a Landlord Delay is occurring, (ii) of the basis on which Tenant has determined that a Landlord Delay is occurring, and (iii) the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay and Landlord has failed to correct Landlord Delay specified in Landlord Delay Notice within twenty-four (24) hours following receipt of Landlord Delay Notice. No period of time prior to expiration of the cure period shall be included in the period of time charged to Landlord pursuant to such Landlord Delay Notice.

(e) Repair of Defective Work. Landlord agrees that it shall, without cost to Tenant, correct any portion of Landlord’s Work which is found not to be in accordance with the requirements set forth in Section 10.3 (unless Tenant has previously given Landlord a written acceptance of such condition) provided, however, that Tenant gives Landlord written notice of such condition in accordance with the provisions of Section 31 promptly after it becomes aware of such condition. The provisions of this Section 10.1 (e) shall not relieve Landlord of any obligation which Landlord has to perform maintenance or make repairs pursuant to Section 13 of this Lease.

(f) Punchlist Items. Promptly following delivery of the Premises to Tenant with Landlord’s Work with respect thereto Substantially Complete, Landlord, Tenant and their respective Construction Representatives shall inspect the Premises and mutually prepare a list of outstanding items which need to be completed to make Landlord’s Work comply with the Base Building Specifications (“Punchlist Items”). Landlord shall use good faith to complete all Punchlist Items within sixty (60) days of the date of the Punchlist. If Landlord fails to complete any Punchlist Items as a result of Landlord’s Force Majeure or Tenant Delay, Landlord shall have such additional time as is reasonably necessary to complete the delayed Punchlist Items.

10.2 Tenant’s Work.

(a) Tenant Plans. In connection with the performance of the work necessary to prepare the Premises for Tenant’s occupancy (“Tenant’s Work”), Tenant, at Tenant’s sole cost and expense, shall submit to Landlord for Landlord’s reasonable approval an initial set of permit plans sufficient to permit Tenant to commence Tenant’s Work (the “Permit Plans”) on or before May 31, 2006 (the “Permit Plans Delivery Date”) and a full set of construction drawings (the “Final Construction Drawings”) for Tenant’s Work on or before the later of (i) June 30, 2006, or (ii) the date which is thirty (30) days after Landlord’s approval of the Permit Plans (the “Final Construction Drawings Delivery Date”). The Permit Plans and the Final Construction Drawings are collectively referred to herein as the “Tenant Plans” and are attached hereto as Exhibit “L”. Landlord’s approval of the Permit Plans (and the Final Construction Drawings, provided that the Final Construction Drawings are consistent with the Permit Plans), shall not be unreasonably withheld, conditioned or delayed provided the same comply with the requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord’s approval is solely given for the benefit of Landlord under Section 10.2 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant Plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, fixtures and equipment), and Landlord’s approval of Tenant Plans shall in no event relieve Tenant of the responsibility for such design. Landlord agrees to respond to any request for approval of the Permit Plans within five (5) Business Days of receipt thereof and to any request for approval of the Final Construction Drawings within five (5) Business Days of receipt thereof.

(b) Commencement of Tenant’s Work. Tenant shall, on or before August 1, 2006 (the “Tenant Work Commencement Date”), commence the performance of Tenant’s Work, and Tenant shall thereafter use reasonable care and diligence to complete Tenant’s Work as quickly and efficiently as possible.

(c) Substantial Completion of Tenant’s Work. Tenant’s Work shall be deemed “Substantially Complete” when Tenant’s Work has been completed (Punchlist Items excepted) in accordance with Tenant Plans, attached hereto as Exhibit “L”.

(d) Cost of Tenant’s Work; Priority of Work. Except for the Construction Allowance, as set forth in Section 10.4, all of Tenant’s Work shall be performed at Tenant’s sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Sections 11 and 28). Tenant and Landlord shall each take necessary reasonable measures to ensure that Tenant’s contractors and Landlord’s contractors cooperate in all commercially reasonable ways with each other to avoid any delay in either Landlord’s Work or Tenant’s Work or any conflict with the performance of either Landlord’s Work or Tenant’s Work, Tenant acknowledging, however, that in the case of conflict that is not reasonably avoidable, the performance of Landlord’s Work shall have priority. Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefor, any third-party charges incurred by Landlord (which shall be reasonably based on Tenant’s usage) for the use of elevators and/or hoisting in connection with the performance of Tenant’s Work. Tenant shall have access to the Premises and the Building on a 24 hours per day, 7 days per week, 52 weeks per year basis in order to perform Tenant’s Work from and after the Lease Commencement Date. Landlord and Tenant recognize that to the extent Tenant elects to perform some or all of Tenant’s Work during times other than normal construction hours, Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least twenty-four (24) hours’ notice of any time outside of normal construction hours (i.e., 7:00 a.m. to 3:30 p.m, Monday through Friday, excluding Saturdays, Sundays and federal or state legal holidays) when Tenant intends to perform portions of Tenant’s Work (the “After-Hours Work”). If (i) Tenant performs After-Hours Work and (ii) such After-Hours Work involves access to occupied tenant areas, the roof, Common Areas or structure of the Building (including any of the Building systems or services), then Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work at the rate of $40.00 per hour. Landlord specifically agrees that there shall be no additional charge associated with Tenant’s use of the Building freight elevator at any time.

10.3 Quality and Performance of Work. All construction work required or permitted by this Lease (whether constituting part of Landlord’s Work or Tenant’s Work) shall be done in a good and workmanlike manner by contractors approved by Landlord and in compliance with the building rules and regulations (“Building Rules and Regulations”) and construction rules and regulations (“Construction Rules and Regulations”) (collectively known and attached hereto as Exhibit “F”), all insurance requirements of this Lease, and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements, of all federal, state, county, municipal and other governmental authorities (collectively, “Legal Requirements”). Landlord hereby approves Tenant’s selection of Olson Lewis Dioli & Doktor Architects and Planners Inc. (“Tenant’s Architect”), AHA Consulting Engineers Inc, (“Tenant’s Engineer”), and The Richmond Group (“Tenant’s Contractor”) (each a “Construction Representative”; collectively, “Construction Representatives”) in connection with the performance of Tenant’s Work. Each party authorizes the other party to rely upon the written approval or other written authorizations of any Construction Representative of the party designated by the party in connection with design and construction. All of Tenant’s Work shall be coordinated with any work being performed by, or for, Landlord, and in such a manner as to maintain harmonious labor relations. Landlord shall use commercially reasonable efforts to resolve any labor dispute or stoppage that affects the Building or the completion of Landlord’s Work or Tenant’s Work. As used in this Section 10.3, “commercially reasonable efforts” shall mean, at Landlord’s election, that Landlord shall provide Tenant with (i) an additional tenant improvement allowance, (ii) an extended rent abatement period, or (iii) some combination of sub- (i) and (ii) above to offset any additional costs incurred by Tenant as a direct result of any labor dispute or stoppage.

10.4 Construction Allowance.

(a) As an inducement to Tenant’s entering into this Lease, Landlord shall provide to Tenant a special tenant improvement allowance of up to $125.00 per rentable square foot of the Premises demised to Tenant (i.e., a maximum of $3,184,000.00 based on 25,472 rentable square feet) (the “Construction Allowance”) to be used by Tenant to pay for the cost to construct Tenant’s Work.

(b) Landlord shall pay Landlord’s Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of the Construction Allowance and any amounts loaned by Landlord pursuant to Section 10.6 below have been exhausted. For purposes of

Tenant’s Work, “Landlord’s Proportion” shall be a fraction, the numerator of which is the Construction Allowance plus any amounts loaned pursuant to Section 10.6 below, and the denominator of which is the total contract price for Tenant’s Work. A “requisition” shall mean written documentation (including, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants, partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (hereinafter, “Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord Parties may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by the prior requisition have been fully paid by Tenant and that the work has been performed, including without limitation Lien Waivers from the providers of all such items, services and work covered by the prior requisition. Notwithstanding the foregoing, with respect to the first requisition for the Construction Allowance and any amounts loaned pursuant to Section 10.6 below, Tenant shall not be required to deliver Lien Waivers at the time of the requisition, but shall deliver Lien Waivers and evidence of payment of the requisition in full within five (5) days following payment of the Construction Allowance or any amounts loaned pursuant to Section 10.6 below with respect to such first requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall not submit requisitions more often than once per month.

(c) Notwithstanding anything to the contrary contained herein:

(i) Landlord shall have no obligation to advance funds on account of the Construction Allowance or any amounts loaned pursuant to Section 10.6 below more often than once per month.

(ii) If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month’s requisition to Tenant’s contractors, vendors, service providers and consultants, Landlord shall thereafter have the right to have the Construction Allowance or any amounts loaned pursuant to Section 10.6 below paid directly to Tenant’s contractors, vendors, service providers and consultants. In no event shall the Construction Allowance or any amounts loaned pursuant to Section 10.6 below be applied to any fees paid to Tenant or a Biotech Affiliated Entity (if any).

(iii) Landlord shall have no obligation to pay any portion of the Construction Allowance or any amounts loaned pursuant to Section 10.6 below in respect of any requisition submitted after the date (the “Outside Requisition Date”) which is one hundred and eighty (180) days after the completion of Tenant’s Work; provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with its contractor, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently prosecuting the resolution of such dispute. Tenant shall not be entitled to receive any portion of the Construction Allowance or any amounts loaned pursuant to Section 10.6 below except to the extent that it has submitted requisitions, and/or made demand therefor, on or before the Outside Requisition Date.

(iv) In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of the Construction Allowance or any amounts to be loaned pursuant to Section 10.6 below shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant’s Work.

10.5 Conversion of Construction Allowance. If the total contract price for Tenant’s Work shall be less than the Construction Allowance, then Tenant shall be entitled to apply any unused amount up to $10.00 per rentable square foot of the Premises demised to Tenant (i.e., a maximum of $254,720.00 based on 25,472 rentable square feet) towards the first twelve (12) monthly installments of the Annual Fixed Rent due hereunder (i.e., the twelve (12) monthly installments running from April 1, 2007 up to and including March 1, 2008).

10.6 Construction Loan. Upon Tenant’s request, provided such request is made no later than one hundred and twenty (120) days after Tenant Work Commencement Date, Landlord hereby agrees to provide to Tenant a loan of up to $5.00 per rentable square foot of the Premises demised to Tenant (i.e., a maximum of $127,360.00 based on 25,472 rentable square feet) (or less at Tenant’s election) to be used by Tenant to pay for the cost to construct Tenant’s Work. Landlord shall fund the requested loan amount (the “Construction Loan”) in the same manner and time and subject to the same requirements as provided in Section 10.4 above with respect to the Construction Allowance. Beginning on the Rent Commencement Date, and thereafter during the Lease Term at the same time and place as provided herein for the payment of Fixed Rent hereunder, Tenant shall repay to Landlord, as Additional Rent, the total amount of the Construction Loan (amortized on a straight-line basis using an implied interest rate of nine percent (9%) per annum over the initial Lease Term) in equal monthly installments, or such shorter period as Tenant elects. If Tenant requests the Construction Loan, Landlord shall prepare, and the parties shall execute, an amendment to this Lease specifying the repayment schedule therefor.

10.7 Management Fee. In consideration of Landlord’s costs associated with the review and supervision of Tenant’s Work, Tenant shall pay to Landlord a $25,000.00 management fee (the “Management Fee”) to be paid in five (5) equal monthly installments of $5,000.00 each on (i) June 1, 2006, (ii) July 1, 2006, (iii) August 1, 2006, (iv) September 1, 2006, and (v) October 1, 2006. Other than the cost of Landlord’s supervisory personnel overseeing the After-Hours Work provided for in Section 10.2 (d), Landlord and Tenant hereby agree that the Management Fee shall be inclusive of all of Landlord’s costs associated with the review and supervision of Tenant’s Work, and that no other payment relating to the same shall be due by Tenant to Landlord.

11. ALTERATIONS, ADDITIONS OR IMPROVEMENTS BY TENANT.

11.1 Alterations by Tenant. Other than Tenant’s Work, which shall be governed by the provisions of Section 10 above, Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (“Alterations”) without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided that if the proposed Alterations will adversely affect the structural integrity of the Building, Landlord may withhold its consent to such Alterations in Landlord’s sole discretion. Notwithstanding the foregoing, the consent of Landlord shall not be required with respect to any Alterations costing less than $100,000.00 in any given instance that do not perforate or penetrate the roof or other exterior portions of the Building in question and do not adversely affect the structural integrity of the Building. Without limitation, it shall not be unreasonable for Landlord to deny its consent to any Alterations which would impose on Landlord any special maintenance, repair, or replacement obligations not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s meeting the additional obligations. All Alterations shall be subject to the provisions of Section 11.2 below.

11.2 Additional Covenants Regarding Alterations.

(a) All Alterations shall be made (i) at Tenant’s sole cost and expense, (ii) according to plans and specifications approved in writing by Landlord (to the extent plans, specifications, and/or Landlord’s consent is required), (iii) in compliance with all Legal Requirements, (iv) by a licensed contractor, and (v) in a good and workmanlike manner. For any Alterations which require plans to be submitted in connection with building permit or building code requirements, Tenant shall provide Landlord with copies of any such required plans, regardless of whether the Alterations require Landlord’s consent hereunder.

(b) Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. Without limitation, Tenant shall be responsible for, and shall pay when due, all costs associated with the preparation of plans and the performance of Alterations, and the same shall be performed in a lien-free, good and workmanlike manner, and in accordance with applicable codes and requirements, including the requirements of the Americans with Disabilities Act (“ADA”). In the event that Tenant shall fail to pay the costs associated with Alterations on a timely basis, as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the applicable Building, and Tenant shall fail, within ten (10) days after notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, Landlord shall have the right (but not the obligation), at Tenant’s expense, to cause such lien to be bonded over or released of record.

(c) Tenant shall ensure that all contractors and subcontractors performing Alterations are insured in amounts required by law. If Landlord requests, certificates of such insurance shall be delivered to Landlord.

(d) Tenant agrees that Landlord will have the right to inspect any Alterations. In the performance of Alterations in accordance with this Lease, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations on the rest of the Property outside of the Premises, to keep all construction areas clean and free of trash and debris, and otherwise to comply with any other reasonable rules and regulations established by Landlord with regard to construction activities.

(e) Tenant shall provide copies of any warranties for Alterations and the materials and equipment which are incorporated into the Building and Premises in connection therewith, and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

11.3 Removal of Alterations. Landlord shall notify Tenant in writing at the time of Landlord’s approval of any Alterations, whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Lease Term. Tenant shall be obligated to remove any Alterations that Landlord has not designated in writing will be permitted to remain in the Premises in accordance with Section 28.

12. TENANT MAINTENANCE AND REPAIR. Except as otherwise provided for in this Lease, Tenant agrees to keep the Premises in good order, condition and repair excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear, damage by fire or other casualty and condemnation excepted. Specifically, Tenant shall be responsible for the maintenance of the Premises and for the repair and replacement of any part of the Premises and the Building made necessary by reason of damage thereto caused by the negligence or intentional acts of Tenant or Tenant’s employees, contractors, agents or invitees. In the event Tenant shall fail to perform such maintenance, repairs or replacements within sixty (60) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expenses therefor, with interest accruing and payable thereon, in accordance with Section 22 below.

13. LANDLORD MAINTENANCE AND REPAIR. Except as otherwise provided for in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems exclusively serving the Premises and installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by the negligence or intentional acts of Tenant or Tenant’s employees, contractors, agents or invitees. Landlord shall also (a) keep and maintain all Common Facilities in good order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, (b) provide for regular removal of trash and rubbish from the Property, and (c) keep and maintain all landscaped areas on the Property in a neat and orderly condition. Landlord shall not be responsible to make any improvements or repairs to the Building other than those expressly set forth in this Section, unless expressly provided for elsewhere in this Lease.

14. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 14 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions or conditions in this Lease. For purposes of this Section 14, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant, assignee or occupant (in a single transaction or series of related transactions). Any assignment or subletting in contravention of the provisions of this Section 14 shall be void. Notwithstanding anything to the contrary contained in this Section 14 or elsewhere in this Lease, any assignment or subletting shall be subject to the following further conditions and limitations:

14.1 Proposed Subtenants and Assignees. Except in the case of a Biotech Affiliated Entity (as defined in Section 14.7), in no event shall the proposed subtenant or assignee be (a) a prospective tenant (or its designee) who is discussing with Landlord (or Landlord’s agent) its need for space in the Building, or who has so negotiated within the previous six (6) months; (b) a current tenant, subtenant, assignee or occupant of space in the Building; or (c) an Affiliate (as hereinafter defined) of a current tenant, subtenant, assignee or occupant of space in the Building. For purposes hereof, an “Affiliate” shall mean a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with, such tenant, subtenant, assignee or occupant.

14.2 Advertising. In no event shall Tenant advertise space (on a per rentable square foot basis) at a lower rate than Landlord is then advertising space (on a per rentable square foot basis) in the Building.

14.3 Right to Share Profits.

(a) Except in the case of a Biotech Affiliated Entity (as defined in Section 14.7), if Landlord consents to the subletting of all or any part of the Premises, Tenant shall in consideration thereof pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting. “Profits” on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (ii) the Fixed Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter, provided, however, that if a sublease involves less than the entire Premises, the amounts paid by Tenant to Landlord used in subpart (ii) above shall be prorated each month to reflect the portion of the Premises being sublet. “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(b) Except in the case of a Biotech Affiliated Entity (as defined in Section 14.7), if Landlord consents to the assignment of this Lease, Tenant shall in consideration thereof pay to Landlord fifty percent (50%) of any Net Consideration (as hereinafter defined) in connection with the assignment. “Consideration” for an assignment shall mean any sums paid to Tenant in consideration of the assignment (other than the amount of rent and additional rent assumed by the assignee). “Net Consideration” for an assignment shall mean Consideration reduced by an amount equal to the total reasonable and customary attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), paid and incurred by Tenant in connection with the assignment.

(c) Upon request, Tenant shall furnish Landlord with a certified financial statement from its accountants summarizing the gross and net amounts received by Tenant from any subletting of the Premises or assignment of this Lease in order to verify the determination of Additional Rent payable under Section 14.3.

14.4 Right to Recapture. Except in the case of a Biotech Affiliated Entity (as defined in Section 14.7), Landlord shall have a right to recapture (“Right to Recapture”) as follows:

(a) Tenant’s Marketing Notice. If Tenant shall desire (for marketing purposes only) to assign this Lease or sublet more than fifty percent (50%) of the rentable square footage of the Premises, Tenant shall give Landlord written notice thereof (“Tenant’s Marketing Notice”), which shall be accompanied by: (i) a description of the portion of the Premises that Tenant proposes to sublet (the “Recapture Premises”), together with a floor plan thereof; and (ii) a notice of the proposed economic terms and conditions of the proposed assignment or sublease, including: (a) the sublease commencement date, (b) the sublease term, (c) the fixed rent, (d) all regularly scheduled items of additional rent, (e) the amount of any rental concession, (f) the amount of any tenant installation allowance, (g) any work to be performed by Tenant to prepare the Premises for occupancy by the proposed assignee or subtenant, and (h) any consideration to be paid for the acquisition of the Premises by reason of such assignment or sublease, or for the acquisition of Tenant’s leasehold improvements or personal property.

(b) Tenant’s Marketing Notice Triggers Recapture Option. Tenant’s Marketing Notice shall be deemed an offer from Tenant to Landlord whereby Landlord shall then have the option to either: (i) cancel this Lease (in the case of an assignment of this Lease or a sublet of the entire Premises); or (ii) cancel this Lease with respect to the Recapture Premises only (in the case of a sublet of more than fifty percent (50%) but less than one hundred percent (100%) of the Premises). In either event, Landlord shall have thirty (30) days from receipt of Tenant’s Marketing Notice to give Tenant written notice of its desire to recapture (“Landlord’s Recapture Notice”), in which case this Lease shall end on the date (the

“Recapture Date”) that is the earlier of (x) six (6) months from Landlord’s receipt of Tenant’s Marketing Notice, or (y) the proposed sublease commencement date set forth in Tenant’s Marketing Notice, with the same force and effect as if such date were the date specified herein as the Expiration Date, and the rent (i.e., Fixed Rent and Additional Rent) provided for under this Lease shall be apportioned and adjusted as of the effective date of such cancellation.

(c) If Landlord Does Not Exercise Recapture Option. If Landlord does not exercise its Right to Recapture, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with the terms of this Lease, subject to the following provisions:

(i) If Landlord does not exercise its Right to Recapture and Tenant does not deliver to Landlord Tenant’s Assignment/Sublet Notice (as set forth in Section 14.5) with respect to a proposed assignment of this Lease or subletting of the Premises within six (6) months of Landlord’s receipt of Tenant’s Marketing Notice, then Tenant shall be required to deliver an updated Tenant’s Marketing Notice and otherwise comply with the foregoing provisions before Landlord shall be required to make an election as to the exercise of its Right to Recapture.

(ii) If Landlord does not exercise its Right to Recapture and Tenant delivers to Landlord Tenant’s Assignment/Sublet Notice (as set forth in Section 14.5) with respect to a proposed assignment of this Lease or subletting of the Premises within six (6) months of Landlord’s receipt of Tenant’s Marketing Notice, and such Assignment/Sublet Notice shall disclose: (a) in the case of an assignment, a deviation of more than four percent (4%) of the Consideration paid to Tenant by the assignee stated in Tenant’s Marketing Notice, or (b) in the case of a sublease, a deviation of more than four percent (4%) of the Profits stated in Tenant’s Marketing Notice, then Landlord shall once again have the right to exercise its right to recapture with respect thereto.

14.5 Tenant’s Assignment/Sublet Notice. Except in the case of a Biotech Affiliated Entity (as defined in Section 14.7), if Tenant shall desire to assign this Lease or sublet all or part of the Premises, Tenant shall give Landlord notice thereof (“Tenant’s Assignment/Sublet Notice”), which shall be accompanied by, (a) at Tenant’s option, either (x) a conformed or photostatic copy of the proposed assignment or sublease (provided, however, that such proposed assignment or sublease need not be in executed form if accompanied by a writing signed by Tenant and the proposed assignee or subtenant indicating their intent to enter into the proposed assignment or sublease upon Landlord consenting thereto), and the proposed commencement date of which shall be at least thirty (30) days after the giving of Tenant’s Assignment/Sublet Notice, or (y) a copy of a letter of intent (the “Letter of Intent”) executed by or on behalf of Tenant and the proposed assignee or subtenant setting forth the material business terms of the proposed assignment or sublease, and the proposed commencement date of which shall be at least thirty (30) days after the giving of Tenant’s Assignment/Sublet Notice, and (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant (including, without limitation, its most recent financial statements and credit reports). In the event Landlord does not exercise its Right to Recapture (or does not possess such an option) pursuant to Section 14.4 above, and Tenant is not in an Event of Default, and Tenant has complied with all the provisions of Section 14, then Landlord shall notify Tenant of its decision to consent (and, if appropriate, deliver to Tenant its consent document) (“Landlord’s Consent”) within thirty (30) days of Landlord’s receipt of Tenant’s Assignment/Sublet Notice.

14.6 Legal and Administrative Costs. Upon Tenant’s execution and delivery of Landlord’s Consent (or, if there is no Landlord’s Consent, within five (5) Business Days of receipt of Landlord’s invoice), Tenant shall pay Landlord’s reasonable legal and administrative costs and expenses incurred in processing each of Tenant’s assignment and subletting requests, which shall be paid whether or not Landlord consents to such assignment or subletting.

14.7 Assignment and Subletting to a Biotech Affiliated Entity. The foregoing notwithstanding, if Tenant is not in an Event of Default under this Lease, Tenant may, on prior written notice to Landlord, but without Landlord’s prior written consent, assign this Lease or sublet the Premises or a portion of the Premises (without a physical subdivision thereof) to a Biotech Affiliated Entity of Tenant. A “Biotech Affiliated Entity” shall be defined as (i) any entity that controls, is controlled by, or is under common control with, Tenant (whether control is by direct management, contract or otherwise), or (ii) any entity that succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization; and both (a) has a net worth (exclusive of goodwill) after any assignment that is equal to or greater than Tenant’s net worth both at the time that this Lease is executed and immediately prior to the merger, consolidation or reorganization in question, and (b) complies with all of the terms, covenants, conditions and provisions of Section 8 of this Lease. It is expressly provided, however, that any Biotech Affiliated Entity’s Permitted Uses shall not be limited to “research and development laboratories for the purpose of conducting clinical trials of autologous tissue growth” as long as said Biotech Affiliated Entity complies with all of the other terms, covenants, conditions and provisions of Section 8 of this Lease, including but not limited to any limitations with regard to the generation, storage or use of Hazardous Materials. Tenant must furnish Landlord with such documents and information as Landlord may reasonably require to substantiate Tenant’s compliance with the provisions of this Section 14.7 and the other applicable provisions of this Lease prior to the effective date of any assignment or subletting described in this Section 14.7. In addition, if any Biotech Affiliated Entity shall cease to be a Biotech Affiliated Entity, the sublease to it must be cancelled and the former Biotech Affiliated Entity must vacate the Premises immediately. Nothing herein shall be deemed to permit: (x) any assignee to further assign this Lease or sublet the Premises or any portion of the Premises; or (y) any subtenant to assign its sublease or further sublet the Premises or any portion of the Premises to any other party without Landlord’s prior written consent.

15. ACCEPTANCE OF RENT; NEW DIRECTORY NAME.

15.1 Acceptance of Rent and/or New Directory Name. The acceptance of Rent and/or the listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building’s tenant directory in the lobby, elevator or elsewhere, shall not:

(a) Constitute a waiver of Landlord’s right to withhold consent to any subletting or assignment pursuant to Section 14;

(b) Be deemed an implied consent by Landlord to any subletting of all or any part of the Premises, to any assignment or transfer of this Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of this Lease; or

(c) Operate to vest any right or interest in this Lease or in the Premises.

15.2 Right to Remove New Directory Name. Subject to the provisions of Section 14, any such listing as described above shall constitute a privilege extended by Landlord to Tenant, and shall be immediately revocable at Landlord’s will by notice to Tenant.

16. EMINENT DOMAIN. If the whole or a material portion of the Premises (or use or occupancy of the Premises) shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord’s judgment, the Premises cannot be used for Tenant’s permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and the Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the Fixed Rent and Tenant’s proportionate share shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

17. FIRE OR OTHER CASUALTY.

17.1 In the event of damage to or destruction of the Premises caused by fire or other casualty, or any such damage to or destruction of the Building necessary to provide normal services and access to the Premises in accordance herewith (“Event of Casualty”), Landlord, after receipt of written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. If (i) in Landlord’s sole judgment, the damage is of such nature or extent that more than one hundred and eighty (180) days would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, as the case may be; or (ii) in Landlord’s sole judgment, the damage is of such nature or extent that it is uneconomical to repair and restore the Premises or the Building, as the case may be; or (iii) less than one (1) year then remains on the current Lease Term, Landlord shall so advise Tenant within thirty (30) days after the Event of Casualty (“Landlord’s Notice of Casualty”), and either party shall have ten (10) Business Days after receipt of Landlord’s Notice of Casualty to terminate this Lease by written notice to the other. If either party elects to terminate this Lease in the case described in clauses (i), (ii) or (iii) above, then the Lease Term shall expire ten (10) Business Days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease.

17.2 In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of Section 17.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises to substantially the same condition prior to the casualty occurrence. Landlord shall not be obligated to repair or restore (i) any of Tenant’s Work, (ii) any of Tenant’s Alterations, or (iii) any of Tenant’s Personal Property (as hereinafter defined) which Tenant may have installed (whether or not Tenant is required to remove or leave the same in the Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith.

17.3 Landlord shall not insure (i) any of Tenant’s Work, (ii) any of Tenant’s Alterations, or (iii) any of Tenant’s Personal Property. Tenant shall, at its sole cost and expense, insure the value of such for the purpose of providing funds to Landlord to repair and restore the Premises as set forth above.

17.4 The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete the repair and restoration of the Premises or the Building within one hundred and eighty (180) days after the commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Premises which is of a nature or extent that Tenant’s continued occupancy is in the reasonable judgment of Landlord and Tenant substantially impaired, then the Fixed Rent and Additional Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment.

18. INSURANCE; WAIVER OF SUBROGATION.

18.1 Tenant’s Insurance.

(a) Personal Property. Tenant agrees that all risks (including that of fire or other casualty, theft or other harm, damage or loss) to Tenant’s Personal Property, including the loss of use of the same, shall be borne solely by Tenant. As used herein, “Personal Property” includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon) and systems. Tenant shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its Personal Property (and the Personal Property of others held or leased by Tenant or otherwise in the Premises), including any Alterations and Tenant’s Work.

(b) Business Interruption. Tenant shall maintain in full force and effect at all times, and at its own expense, business interruption insurance in amounts adequate to cover all Fixed Rent and Additional Rent due under this Lease.

(c) Commercial General Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, commercial general liability insurance (including contractual, host liquor and personal injury liability insurance) in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time).

(d) Automobile Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per accident.

(e) Workers’ Compensation and Employers’ Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(f) Excess / Umbrella Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, umbrella liability coverage in an amount not less than $10,000,000.00 per occurrence. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability and employers’ liability requirements outlined in Sections 18.1 (c), (d) and (e) above.

(g) Other. Any other form or forms of insurance as Landlord may reasonably require from time to time (other than insurance that Landlord is required to maintain) in amounts and for insurable risks against which a prudent tenant would protect itself to the extent landlords of comparable “biotech” and/or “life science” commercial properties located in the greater Boston/Cambridge/Waltham area where the Building is located require their tenants to carry such other form(s) of insurance.

(h) The liability coverage in the insurance policies required in Sections 18.1 (c), (d), (f) and (g) above shall name Landlord Parties as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 18.1 (a) – (g) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A- or better and a size class rating of X (10) or larger or otherwise acceptable to Landlord. At or prior to the Lease Commencement Date, Tenant shall deposit with Landlord a certified copy of the insurance binder (countersigned by the insurer) or evidence of insurance (in ACCORD Form 27) or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease. Such insurance policies shall contain a provision that the insurer will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving at least thirty (30) days prior written notice to Landlord Parties. Tenant’s failure to obtain and maintain the required insurance shall constitute an Event of Default under this Lease. If Tenant shall fail to remedy such Event of Default within five (5) Business Days after written notice by Landlord, Tenant will be liable for any and all costs, liabilities, damages and penalties resulting to Landlord Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Tenant by Landlord Parties.

18.2 Insurance During Construction. In addition, during the performance of any construction by Tenant in the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing the work to carry: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time); (b) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (c) umbrella liability coverage in an amount not less than $5,000,000.00 per occurrence (to be in excess of the commercial general liability and employers’ liability requirements outlined in Sections 18.2 (a) and (b) above); and (d) all risk installation floater insurance (on the complete value / full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall name Landlord Parties as additional insureds on a primary non-contributing basis.

18.3 Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall, if obtainable from the insurer without additional expense, contain a waiver of subrogation by insurer against Landlord or Tenant, as the case may be. If the inclusion of such a provision would involve an additional expense, either party, at its expense, may require such a provision to be inserted in the other’s policy. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability. In the absence of such notification, each party shall be deemed to have obtained such a waiver of subrogation.

18.4 Landlord’s Insurance. Landlord shall, at all times during the Lease Term, keep the Building insured against fire and other casualty at its full replacement cost.

19. INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

19.1 Landlord, its agents, employees and contractors may enter the Premises at any time in response to an emergency and upon at least one (1) Business Day prior written notice (unless the visit will unreasonably disturb Tenant’s lab conditions, in which case Tenant shall so advise Landlord and Landlord shall delay said visit for one (1) additional Business Day) and at reasonable times convenient to Tenant (i) to examine, inspect and protect the Premises and the Building; (ii) to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises and the Building; and (iii) during the last six (6) months of the Lease Term, or any extension or renewal thereof, to show it to prospective tenants. Landlord may, at any time, affix to any suitable part of the exterior of the Building in which the Premises is located a notice for letting the Premises or the Building or selling the Building. Notwithstanding anything in this Section 19.1 or this Lease to the contrary, (a) access to the clean room areas of the Premises must always be escorted by a representative of Tenant and must comply with all clean room procedures and precautions, (b) any access to the Premises by representatives of companies involved with the research, development or manufacture of cartilage, tendon or meniscus tissue must comply with appropriate confidentiality procedures imposed by Tenant and must at all times be escorted by a representative of Tenant, and (c) the conditions, restrictions and limitations on access to the Premises apply to all instances of access to the Premises by Landlord or its representatives (except in response to an emergency) whether provided for in this Section 19.1 or provided for in other Sections of this Lease (for example, see access pursuant to Section 8.3 (b) above and Section 19.2 below).

19.2 Subject to the provisions of Sections 8.3 (b) and 19.1, Landlord shall have access to and use of all areas in the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Premises for the purpose of operation, maintenance, decoration and repair. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use of the Premises, materially reduce the floor area thereof or materially and adversely affect Tenant’s layout, and further provided that Landlord performs all work with due diligence and care so as to not damage Tenant’s property or the Premises. Landlord and Tenant shall cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access.

19.3 Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, foyers, passages, elevators, if any, and stairways thereof, and garages as it may deem necessary or desirable.

20. DEFAULT. Any other provisions in this Lease notwithstanding, it shall be a Tenant event of default (“Event of Default”) under this Lease if: (i) Tenant fails more than twice in any twelve (12) month period to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than ten (10) days after its due date; or (ii) Tenant fails to perform or observe any other covenant, condition or agreement of this Lease and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days; or (iii) Tenant uses or occupies the

Premises other than as permitted hereunder; or (iv) Tenant violates Sections 14, 18, 23, 24 or 37 of this Lease; or (v) Tenant abandons or vacates the Premises without Landlord’s prior written consent, or Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant’s property from the Premises other than in the ordinary and usual course of business; or (vi) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the Unites States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy or insolvency law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents to or acquiesces in the filing thereof; or (vii) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations; or (viii) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant’s property or of the Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after the appointment thereof, or Tenant consents to or acquiesces in the appointment thereof; or (ix) Tenant shall generally not pay Tenant’s debts as such debts become due, or shall admit in writing its inability to pay its debts as they become due, or shall make an assignment of Tenant’s lease obligations for the benefit of or enter into an agreement with its creditors; or (x) any of the circumstances set forth in clauses (vi), (viii) or (ix) occurs as to any guarantor or surety of Tenant’s performance under this Lease (a “Guarantor”), or such Guarantor defaults under or is in breach of any provision under its guaranty or suretyship agreement; or (xi) Landlord shall determine that any financial or other information provided to Landlord by or on behalf of Tenant or Guarantor shall be or have been materially false or misleading; or (xii) there is committed by Tenant any other act or omission which is stated in this Lease to be an Event of Default. The notice and grace period provisions in clauses (i) and (ii) above shall have no application to the Events of Default referred to in clauses (iii) through (xii) above.

21. LANDLORD’S RIGHTS AND REMEDIES.

21.1 Landlord’s Remedies. In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord may, at its option, at any time thereafter exercise any one or more of the following remedies:

(a) Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Premises for that period, determined as of the date of such termination.

(b) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord’s expenses, including employees’ expenses, attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), incurred as a result of Tenant’s breach of this Lease. Landlord shall have no obligation to relet the Premises (x) if Landlord, or any of its affiliates, have other comparable space available for rent, (y) for a rental less than the fair market rental then prevailing for other comparable space, or (z) under terms and conditions that are unacceptable to Landlord. If the Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c) Removal of Contents by Landlord. With respect to any portion of the Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant’s property, which lien is to be in addition to Landlord’s lien now or hereafter provided by law.

(d) Right of Distress and Lien. Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant’s inventory, merchandise, furniture, fixtures and equipment in the Premises as security for Rent and all other charges payable hereunder.

(e) Deferred / Abated Rent / Unamortized Costs. Landlord may declare any deferred or abated rent under this Lease and any unamortized costs of improvements made by Landlord to the Premises and any unamortized leasing commissions paid or payable by Landlord in connection with this Lease immediately due and payable.

21.2 Injunction. In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

21.3 Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

21.4 Not Exclusive Right. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity by or by statute.

21.5 Expenses. In the event that Landlord commences suit for the repossession of the Premises, for the recovery of Fixed Rent or Additional Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant or provision herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

22. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord’s expense to Tenant, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment hereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

23. ESTOPPEL CERTIFICATES.

23.1 Tenant Estoppel Certificate. Upon request, and within ten (10) Business Days written notice given by or on behalf of Landlord, Tenant shall execute and deliver to Landlord, as appropriate, a Tenant Estoppel Certificate substantially similar to the form attached hereto as Exhibit “G”, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Tenant’s failure to execute and deliver Tenant Estoppel Certificate within ten (10) Business Days notice shall (i) constitute an Event of Default and (ii) serve to irrevocably appoint Landlord as Tenant’s attorney-in-fact to execute and deliver such certificate for and on behalf of Tenant.

23.2 Landlord Estoppel Certificate. Upon request, and within ten (10) Business Days written notice given by or on behalf of Tenant, Landlord shall execute and deliver to Tenant, as appropriate, an estoppel certificate certifying (to the extent correct, or if incorrect specifying why incorrect) (i) the form of this Lease and all amendments thereto, (ii) whether there are any known defaults outstanding on behalf of Landlord or Tenant, (iii) that this Lease is in full force and effect, and (iv) any other matter reasonably requested (it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Tenant may be dealing).

24. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT.

24.1 This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

24.2 Upon request, and within ten (10) Business Days written notice given by or on behalf of Landlord, any mortgagee, any ground or superior lessor of the Building or the Land, or other successor to the interests of Landlord thereto, Tenant shall execute and deliver, as appropriate, any instruments in recordable form as may be required by such parties, including a Subordination, Non-Disturbance and Attornment Agreement substantially similar to the form attached hereto as Exhibit “H”, in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of Section 24 and such parties’ requirements. Tenant’s failure to execute and deliver the Subordination, Non-Disturbance and Attornment Agreement

within ten (10) Business Days notice shall (i) constitute an Event of Default and (ii) serve to irrevocably appoint Landlord as Tenant’s attorney-in-fact to execute and deliver such agreement for and on behalf of Tenant.

24.3 In addition, and within ten (10) Business Days written notice given by or on behalf of Landlord, Tenant will from time to time enter into such amendments of this Lease as may be reasonably required by a lender to Landlord.

25. CONDOMINIUM CONVERSION CONTINGENCY.

25.1 The Premises are located in the Building which is erected on the Land which comprises the Property owned by Landlord; and

25.2 The Property may be further enlarged and/or improved with additional buildings (provided that no such enlargements or improvements shall have a material adverse impact on Tenant’s rights under this Lease); and

25.3 Landlord, on behalf of itself and its successors and assigns, reserves the right to convert the Property, and all of the buildings now or hereafter located thereon, to the condominium form of ownership pursuant to Massachusetts General Laws Chapter 183A (the “Condominium”); and

25.4 Upon the conversion of the Property to the Condominium, Tenant will cooperate in the negotiation and execution of commercially reasonable documentation which confirms that the Premises will be described in the Master Deed of the Condominium (the “Master Deed”) as part or all of a unit in the Condominium (the “Unit”) and shall be subject to said Master Deed and also to an agreement which governs the rights and obligations of the owners of such units (the “Declaration of Trust”) (the Master Deed, the Declaration of Trust and any by-laws and rules or regulations promulgated thereunder are referred to collectively as the “Condominium Documents”); and

25.5 Landlord and its successors and assigns shall be subject to the Condominium Documents; and

25.6 Tenant agrees that in connection with the creation of the Condominium, Tenant will cooperate in the negotiation and execution of commercially reasonable documentation which confirms that this Lease shall be subject and subordinate to the Condominium Documents and that Tenant’s leasehold interest will be converted to a leasehold interest in all or a demised portion of an individual unit in the Condominium and an interest in common with others to use common areas of the Condominium that are ancillary to Tenant’s Premises under this Lease. The Condominium Documents shall provide commercially reasonable protection of Tenant’s existing rights under this Lease with the intent that Tenant’s use and occupancy of the Premises and all appurtenant rights under this Lease (including, without implied limitation, the right to the Building Rules and Regulations under this Lease uniformly enforced against all tenants of the Building) shall not be materially adversely affected. As applicable, the trustees under the Declaration of Trust and any owners of other units in the Condominium shall enter into supplemental agreements recognizing the rights of Tenant under this Lease. Tenant’s leasehold interest under this Lease is confirmed to be the superior interest in the Building, Land and Property relative to any subsequently imposed Condominium Documents, and the subordination of the Lease to any subsequently imposed Condominium Documents can only be effected by the execution by Tenant of a subordination agreement as referred to above.

25.7 Landlord shall reimburse Tenant for the reasonable expenses for attorneys’ fees, and outside consultants and professionals in connection with Tenant’s review and approval of the Condominium Documents and the negotiation and execution by Tenant of related documentation. In no event shall any expenses related to the creation of the Condominium be included in the Operating Expenses payable by Tenant, and to the extent the creation of the Condominium causes an increase in the Operating Expenses that would be paid by Tenant above the amounts that would be paid if there were no Condominium, then the Operating Expenses shall be adjusted accordingly so that Tenant is not responsible for paying such increased costs.

26. FINANCIAL STATEMENTS. Upon request, and within fifteen (15) Business Days written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with current financial statements (including, without limitation, its most recent balance sheet, year-to-date operating statement and profit and loss statement) reflecting Tenant’s current financial condition, along with written evidence of ownership and management of Tenant and any entities which directly or indirectly control, are controlled by, or are under common control with Tenant.

27. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord (i) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (a) twice the Annual Fixed Rent, or (b) the established market rental for the Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (ii) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention.

28. YIELD UP.

28.1 Covenant. Tenant agrees, on or before the expiration or earlier termination of the Lease Term, to surrender all keys to the Premises, to remove, at Tenant’s sole cost and expense, Tenant’s Personal Property, and to yield up the Premises, broom clean, cleaned and decommissioned as required by Section 28.2, in the same condition in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable use and wear and tear and damage by fire or other casualty or condemnation excepted. In no event shall Tenant be required to surrender the Premises in any better condition than they were in on the Lease Commencement Date or thereafter improved.

28.2 Tenant’s Removal Obligation. The property that Tenant is required to remove from the Premises pursuant to Section 28.1 above consists of all trade fixtures, manufacturing materials and supplies, work in process, any other Personal Property (whether or not attached to the Building); provided, however, that no later than one hundred and twenty (120) days prior to the Expiration Date of this Lease, Tenant and Landlord shall agree upon a specific list of items which Tenant shall be required to remove from the Property. Landlord specifically agrees that the initial improvements to the Premises as shown on the Tenant Plans incorporated by reference as Exhibit “L” can remain in the Premises at the end of the Lease Term and that Tenant shall not be required to remove the same. Tenant shall patch or cap any damage to the Premises caused by removal of any of the foregoing, but shall not be required to further repair such damage. Further, Tenant shall clean and otherwise decommission (or, at Tenant’s election, remove) all process piping, process supply lines, process waste lines and process plumbing in the Premises, and all exhaust or other ductwork in the Premises, in each case which has carried or released any Hazardous Materials other than the permitted Hazardous Materials (the “Permitted Hazardous Materials”), a list of which is attached hereto as Exhibit “M”, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 28.2 to be issued. Within thirty (30) days after completion of such cleaning and decommissioning as to the Building, Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of such Building and shall show:

(a) That the Hazardous Materials carried or processed by such supply lines, waste lines, and plumbing or released through such exhaust or ductwork, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the remaining process piping, process supply lines, process waste lines and process plumbing, and all such exhaust or other ductwork, may be disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials (excluding asbestos or asbestos-containing materials), without incurring special costs (as hereinafter defined) or undertaking special procedures (as hereinafter defined) for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials (excluding asbestos or asbestos-containing materials or any Hazardous Materials currently existing as part of the Building or other improvements) and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials (excluding asbestos or asbestos-containing materials or any Hazardous Materials currently existing as part of the Building or other improvements); and

(b) That the Premises may be reoccupied for use consistent with Tenant’s Permitted Uses, demolished or renovated without taking any special precautions for Hazardous Materials (excluding (x) asbestos or asbestos-containing materials and (y) any Hazardous Materials currently existing as part of the Building or other improvements), without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials (excluding (x) asbestos or asbestos-containing materials and (y) any Hazardous Materials currently existing as part of the Building or other improvements), and without incurring regulatory requirements or giving notice in connection with Hazardous Materials (excluding (x) asbestos or asbestos containing materials and (y) any Hazardous Materials currently existing as part of the Building or other improvements).

(c) For purposes of Sections 28.2 (a) and (b): (i) materials previously or hereafter generated from operations shall not be deemed part of the Building or other improvements, and (ii) “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results. At Tenant’s request, Landlord will notify Tenant if Landlord intends to demolish the applicable portion of the Premises or substantially rehabilitate the applicable portion of the Premises, and in that event, Landlord shall give Tenant Landlord’s good faith estimate of the costs to Landlord of removing any of the property otherwise required to be removed by Tenant hereunder, and Tenant may elect, instead of removing any of such property, to make eighty percent (80%) of such payment to Landlord in satisfaction of Tenant’s removal obligation; provided, that in any such event, Landlord may require Tenant to remove from the Premises the Hazardous Materials provided for above. Notwithstanding anything to the contrary above, provided Tenant (w) limits the Hazardous Materials carried in the process piping, process supply lines, process waste lines or process plumbing in the Premises to the Permitted Hazardous Materials; and (x) complies with all existing and future Legal Requirements, including but not limited to securing any required governmental permits, licenses and authorizations necessary for the use, storage and disposal of the Permitted Hazardous Materials; and (y) both furnishes Landlord with, and obtains Landlord’s consent of (such consent not to be unreasonably withheld, conditioned or delayed), Tenant’s protocol for the use, storage and disposal of the Permitted Hazardous Materials (which protocol shall become part of Exhibit “M” attached hereto) no later than December 1, 2006; and (z) does not otherwise negatively impact the condition of any process piping, process supply lines, process waste lines or process plumbing (such negative impact to be measured by pre- and post- tenancy condition tapes), then Landlord agrees that Tenant shall not be required to remove any such process piping, process supply lines, process waste lines or process plumbing in the Premises in order to satisfy its cleaning and decommissioning requirements set forth hereunder.

28.3 Certain Rights of Landlord. If Tenant fails to perform its removal obligations hereunder, Landlord, without limiting Landlord’s other rights and remedies under this Lease, (a) may treat such failure as a hold over and/or (b) may, on five (5) Business Days prior written notice to Tenant, perform such obligations at Tenant’s sole cost and expense, and Tenant shall promptly reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such work. In addition, any such reimbursement shall include a five percent (5%) administrative fee to cover Landlord’s overhead in undertaking such work. The reimbursement and administrative fee shall be Additional Rent. Tenant’s removal obligations under this Section shall survive the termination of this Lease. Any items of Tenant’s Personal Property or trade fixtures which remain in the applicable portion of the Premises after the expiration date of the applicable Lease Term may, on five (5) Business Days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit.

29. PERSONAL PROPERTY TAXES. Tenant agrees to pay, on or before the due date thereof, all taxes charged, assessed or imposed upon the Personal Property (including, without limitation, furniture, fixtures and equipment) of Tenant in or about the Premises.

30. BROKERS. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 30 except for Richards Barry Joyce and Partners, representing Landlord exclusively, and Congruity Works Inc., representing Tenant exclusively. Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant.

31. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (i) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, DHL, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (ii) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby).

31.1	If to Landlord:	Intercontinental Fund III 830 Winter Street LLC c/o Intercontinental Management Corp. 1270 Soldiers Field Road Boston, MA 02135 ATTN: Scott Kelly

31.2	With a copy to:	Bradley & Associates 1270 Soldiers Field Road Boston, MA 02135 ATTN: James M. Bradley, Esq.

31.3	If to Tenant before the Lease Commencement Date:	Histogenics Corporation P.O. Box 560 Medford, MA 02155

31.4	If to Tenant after the Lease Commencement Date:	Histogenics Corporation 830 Winter Street Third Floor Waltham, MA 02451

31.5	With a copy to:	Brown Rudnick Berlack Israels LLP One Financial Center Boston, MA 02111 ATTN: Gordon R. Penman, Esq.

32. MISCELLANEOUS.

32.1 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building shall be liable only for obligations accruing during the period of its ownership or interest in the Building, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

32.2 Waivers. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

32.3 Waiver of Trial by Jury. Tenant hereby consents to the exclusive jurisdiction of the courts of the state where the Premises are located in any and all actions or proceedings arising under this Lease, and irrevocably agrees to service of process in accordance with Section 31 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

32.4 Limitation of Landlord’s Liabilities. Tenant shall look solely to the Premises and rents derived therefrom and Landlord’s insurance proceeds for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Premises.

32.5 Time of the Essence. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

32.6 Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

32.7 Amendment and Modification. This Lease, including all Exhibits and Addenda attached hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

32.8 Headings and Terms. The title and headings of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approval, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

32.9 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Massachusetts.

33. PARKING. Pursuant to all covenants, conditions and agreements of this Lease, Landlord hereby authorizes for use by Tenant up to 2.8 parking spaces per 1,000 rentable square feet of the Premises leased hereunder, which is currently seventy-one (71) non-reserved, first-come, first-served parking spaces with such parking spaces to be allocated between the structured parking garage and the outdoor common lot in a manner whereby Tenant shall have use of at least Tenant’s Proportionate Share of parking spaces located in the structured parking garage. Landlord reserves the right to rearrange the configuration of any parking spaces, assign particular spaces to other tenants of the Building, and otherwise change or alter the structured parking garage and outdoor common lot in any manner whatsoever, so long as Tenant is not deprived of the use of seventy-one (71) parking spaces. Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other Personal Property located therein, while in or about the structured parking garage or outdoor common lot.

34. SIGNAGE. Landlord, at its sole cost and expense, may modify the signage plan of the Building in place as of the Lease Commencement Date, so long as Landlord shall provide appropriate signage and monuments directing employees and customers to the Building and the Premises. Any such changes to the signage plan shall be subject to obtaining any necessary permits from the City of Waltham or as required by other local law, regulation or ordinance. Tenant, at its sole cost and expense, shall have the right to place its corporate name at (i) the entrance to the Premises, (ii) the Building lobby directory, (iii)

the Building monument sign, and (iv) the entrance to the office park, each in accordance with any applicable Building Rules and Regulations. Tenant’s corporate logo has been approved by Landlord in the form attached hereto as Exhibit “O” and Tenant may incorporate its corporate logo into its signage as set forth in sub- (i), (ii) and (iii) above. All tenant signage shall be of similar size. No tenant shall enjoy signage on the exterior of the Building unless it shall lease and occupy more than fifty percent (50%) of the Building’s total rentable area. Except as set forth above, Tenant agrees not to install, inscribe, paint, affix or otherwise display any sign or advertisement on any part of the Premises that can be seen from outside of the Premises without Landlord’s prior written consent.

35. TERMINATION OPTION. Provided that Tenant shall not be in default at any time during the initial Lease Term beyond any applicable grace period, Tenant shall have one (1) option (the “Termination Option”) to terminate this Lease effective on 11:59 p.m. on June 30, 2014 or 11:59 p.m. on June 30, 2015 or 11:59 p.m. on June 30, 2016 (the “Termination Date”) pursuant to the following conditions: (i) Tenant shall exercise the Termination Option by providing written notice of election to Landlord (the “Termination Notice”) not fewer than twelve (12) months prior to the Termination Date; (ii) Tenant shall pay Landlord (one-half with the Termination Notice and one-half with the last monthly installment of Fixed Rent) an amount equal to the sum of the unamortized (on a straight-line basis using an implied interest rate of nine percent (9%) per annum over the initial Lease Term) attorneys’ fees, brokerage commissions and the Construction Allowance paid by Landlord pursuant to the terms hereof (the “Termination Fee”); (iii) Tenant shall continue to be responsible for the payment of rent and all other Lease obligations during the twelve (12) month notice period; and (iv) if Tenant shall fail to send the Termination Notice within the time matter herein provided, the Termination Option shall cease to exist and terminate, and Tenant shall have no further option to terminate this Lease.

36. EXTENSION OPTION. Provided that Tenant shall not be in default at any time during the initial Lease Term beyond any applicable grace period, Tenant shall have two (2) options (each an “Extension Option”) to extend the Lease Term for an additional five (5) years and zero (0) months (each an “Extension Term”). Tenant must exercise each Extension Option by providing written notice of election to Landlord (the “Extension Notice”) not fewer than twelve (12) months prior to the scheduled expiration of the initial Lease Term, as extended.

36.1 Fixed Rent. The Annual Fixed Rent in and for each Extension Term shall be the Fair Market Rental (as hereinafter defined) for the Premises as of the first (1st) day of each Extension Term. All other terms of this Lease shall apply during each Extension Term.

36.2 Fair Market Rental. As used herein, “Fair Market Rental” means the highest fixed rent per annum which Landlord could reasonably expect to obtain from a third party for the Premises if Landlord put the Premises on the market for lease in “as is” condition for a term corresponding to the Extension Term. If Tenant gives Landlord Tenant’s Extension Notice advising Landlord of the exercise of its option to renew and extend the term of this Lease for the Extension Term as contained herein, and Landlord and Tenant are unable to reach a written agreement as to the Fair Market Rental ninety (90) days prior to the beginning of the Extension Term, such dispute shall be resolved exclusively by resort to the Arbitration (as hereinafter defined). Pending the initiation or outcome of the Arbitration, Tenant shall not withhold any rents demanded by Landlord.

36.3 Arbitration. The “Arbitration” shall operate as described in this paragraph. Within fifteen (15) days after the period for Landlord and Tenant to reach a written agreement has expired without them having reached a written agreement on the Fair Market Rental as described above, Landlord shall choose a person who is then (and for the previous five years has been) a licensed real estate broker engaged in leasing comparable “biotech” and/or “life science” commercial properties located in the greater Boston/Cambridge/Waltham area where the Building is located (and obtain the acceptance of the person chosen) to act as one of the arbitrators, Tenant shall choose a person who is then (and for the previous five years has been) a licensed real estate broker engaged in leasing comparable “biotech” and/or “life science” commercial properties located in the greater Boston/Cambridge/Waltham area where the Building is located (and obtain the acceptance of the person chosen) to act as one of the arbitrators, and each party shall notify the other of the name, address and telephone number of the person who has been selected by it and has agreed with it to act as an arbitrator. The two arbitrators (i.e., the one selected by Landlord and the one selected by Tenant) shall endeavor to reach an agreement as to what the Fair Market Rental should be; and if the two arbitrators cannot agree in writing on what the Fair Market Rental should be at least thirty (30) days prior to the Extension Term, they shall choose a third person (who is a licensed real estate broker engaged in leasing comparable “biotech” and/or “life science” commercial properties located in the greater Boston/Cambridge/Waltham area where the Building is located) mutually acceptable to them (and obtain the acceptance of such selection from the person they have selected) to act as the third arbitrator. The arbitrators selected by Landlord and Tenant shall each prepare their own determination of the figure (the “Proposed Determination”) that should be the Fair Market Rental and submit their respective Proposed Determinations in writing to the third arbitrator promptly after the third arbitrator is chosen. The third arbitrator shall meet with the first two arbitrators to review and discuss the Proposed Determination submitted by each of them, and promptly thereafter issue his or her own determination in writing to Landlord and Tenant. The determination of the third arbitrator shall be made on the basis of which Proposed Determination submitted by the other two arbitrators is closest to what the third arbitrator believes the Fair Market Rental should be, and such determination of the third arbitrator must be made only by his or her selecting one of the Proposed Determinations previously submitted in writing by the other arbitrators. The determination of the third arbitrator (or the determination mutually agreed to by the first two arbitrators, if such written agreement is reached by them before the selection of a third arbitrator is required) shall be binding and conclusive on Landlord and Tenant subject to Section 36.1.

37. THIRD FLOOR EXPANSION SPACE. Provided that Tenant shall not be in default at any time during the initial Lease Term beyond any applicable grace period, Tenant shall have an ongoing right of first refusal, during the first five (5) years of the Lease Term, to lease the South Wing of the Third Floor of the Building (the “Third Floor Expansion Space”), as shown on Exhibit “N” attached hereto and made a part hereof, on the following terms and conditions:

37.1 If Landlord receives a request for lease (the “Third Party Request”) from a third party (the “Third Party”) for (a) the Third Floor Expansion Space in and of itself, or (b) the Third Floor Expansion Space as part of a larger space requirement, Landlord shall, within seven (7) Business Days of receiving the Third Party Request, communicate the terms of the Third Party Request to Tenant in writing (“Landlord’s Notice of Third Party Request”). Tenant shall then have seven (7) Business Days from receipt of Landlord’s Notice of Third Party Request to accept the terms and conditions of the Third Party Request (including the size of the space requirement) by notifying Landlord, in writing, of its intent to lease (a) the Third Floor Expansion Space in and of itself or (b) the Third Floor Expansion Space as part of a larger space requirement, as the case may be, on said terms and conditions.

37.2 If Tenant does not so notify Landlord of its intent to lease the Third Floor Expansion Space, then Tenant shall have no further right to lease the Third Floor Expansion Space, provided that if Landlord fails to execute a lease agreement with the Third Party pursuant to the terms and conditions of the Third Party Request within one hundred and eighty (180) days of said seven (7) Business Day period, Tenant’s right to lease the Third Floor Expansion Space shall revive and be in full force and effect.

37.3 If Tenant notifies Landlord of its intent to lease the Third Floor Expansion Space, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within five (5) Business Days from receipt thereof, an amendment to this Lease which contains all of the terms and conditions set forth in the Third Party Request, and such modifications to this Lease as may be necessary to reflect the inclusion of the Third Floor Expansion Space. If Tenant fails to execute and deliver said amendment within said five (5) Business Day period, Tenant’s right to lease the Third Floor Expansion Space shall terminate, and Landlord shall have no further obligation to lease the Third Floor Expansion Space to Tenant and may lease the Third Floor Expansion Space (or any portion thereof) to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.

37.4 If Tenant’s rights under Section 37 terminate, Tenant shall execute and deliver to Landlord, within five (5) Business Days from receipt thereof, an agreement prepared by Landlord, in recordable form, confirming the termination of Tenant’s rights under Section 37. Tenant’s failure to so execute and deliver such an agreement shall entitle Landlord to execute and record an affidavit confirming the termination of Tenant’s rights under Section 37, which affidavit shall be binding upon the parties and may be relied upon by third parties.

37.5 Without limiting the generality of any of Tenant’s indemnifications as set forth in this Lease, Tenant shall also be liable for any and all damages, costs and expenses including, without limitation, delay damages, loss of opportunity damages, lost rent and attorneys’ fees incurred as a result of Tenant’s failure to execute an amendment to this Lease after having exercised its right of first refusal as set forth above.

37.6 Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under Section 37, and any such purported transfer or attempt to transfer shall be null and void and without effect, shall terminate Tenant’s rights under Section 37, and shall constitute an Event of Default under this Lease.

38. ANCILLARY SPACE. Landlord understands that Tenant may require emergency back-up power in connection with the operation of Tenant’s business which would necessitate the installation and operation of an emergency back-up generator and fuel tank, together with related equipment, mountings and supports (collectively, “Tenant’s Generator”) adjacent to, or on the roof of, the Building. Subject to availability, Landlord will make available to Tenant, at no additional charge to Tenant, either (but not both) such adjacent space or rooftop space (the “Ancillary Space”) in a location to be determined by agreement of Landlord and Tenant no later than December 1, 2006 (which location shall be set forth on Exhibit “P” attached hereto) and upon the terms and conditions set forth below:

38.1 The Ancillary Space shall be used only for housing and operating Tenant’s Generator as approved in writing by Landlord. Landlord’s approval shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that Tenant’s Generator (a) will not affect the structural integrity of the Building; (b) will not negatively impact the roof or the roof membrane; (c) will not interfere with any Building equipment operated by Landlord; and (d) will comply with all Legal Requirements.

38.2 Tenant shall not install or operate Tenant’s Generator until Tenant has obtained and submitted to Landlord (a) copies of Tenant’s plans and specifications for Tenant’s Generator; and (b) all required governmental permits, licenses and authorizations necessary for the installation and operation thereof. In addition, Tenant shall comply with all Building Rules and Regulations (and Construction Rules and Regulations) promulgated by Landlord in the installation, operation and maintenance of Tenant’s Generator.

38.3 Tenant shall adequately sound-proof Tenant’s Generator to comply with all Legal Requirements and Landlord’s specified maximum decibel levels for equipment operations.

38.4 Notwithstanding anything to the contrary contained herein, in the event that Landlord determines that the periodic testing of Tenant’s Generator interferes with the operation of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon written notice from Landlord, cause all further testing of Tenant’s Generator to occur after normal Business Hours. Other than for periodic testing as aforesaid, in no event shall Tenant be entitled to operate Tenant’s Generator except in cases of a power outage to the Premises or any portion thereof.

38.5 Landlord shall have no obligation to prepare the Ancillary Space for Tenant’s use. Nor does Landlord makes any warranties or representations to Tenant as to the suitability of the Ancillary Space for the installation and operation of Tenant’s Generator.

38.6 Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Ancillary Space or to Tenant’s Generator.

38.7 Tenant shall be responsible for the cost of maintaining and repairing Tenant’s Generator, and the cost of repairing any damage to the Building (or necessary improvements to the Building) caused by or as a result of the installation and operation of Tenant’s Generator.

38.8 If the installation and operation of Tenant’s Generator damages the roof, or invalidates or negatively impacts the roof warranty, Tenant shall be fully responsible for the cost of any subsequent repairs to the roof (to the extent that such roof warranty is invalidated or negatively impacted) related to such installation and operation. Notwithstanding the foregoing, provided Tenant uses a licensed contractor approved by the provider of Landlord’s roof warranty (which is currently Carlisle SynTec Incorporated) to install, maintain and repair Tenant’s Generator, Tenant shall not be responsible for the cost of any subsequent repairs to the roof (to the extent that such roof warranty is invalidated or negatively impacted) related to such installation, maintenance and repair.

38.9 Tenant shall use commercially reasonable efforts to ensure that the installation and operation of Tenant’s Generator do not adversely affect the insurance coverage for the Building. If for any reason the installation or operation of Tenant’s Generator does result in an increase in the amount of the premiums for such insurance coverage, then Tenant shall be liable for the full amount of any such increase resulting from the installation and operation of Tenant’s Generator.

38.10 Tenant shall, at all times during the Lease Term and for such further time as Tenant shall occupy the Ancillary Space or any part thereof, covenant and agree to exonerate, indemnify, defend, protect and save Landlord Parties harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned arising out of the installation and operation of Tenant’s Generator, except if caused by the negligence or willful misconduct of Landlord, its agents, servants or employees.

38.11 Except in response to an emergency where no prior notice is practicable (Landlord and Tenant shall cooperate to develop procedures and policies for emergency access), neither Tenant nor Tenant’s Contractor shall have the right to access the roof of the Building (including the Ancillary Space if so located) unless (a) Tenant or Tenant’s Contractor shall have given Landlord at least two (2) full

Business Days notice of the need therefor; (b) Tenant or Tenant’s Contractor is accompanied by an authorized representative of Landlord during such roof access; and (c) such roof access occurs during normal Business Hours (or if outside normal Business Hours, Tenant shall reimburse Landlord for the reasonable expense of providing off-hours personnel to accompany Tenant or Tenant’s Contractor.

38.12 Landlord may require that Tenant’s Generator be screened from public view. Landlord may, at its election, relocate Tenant’s Generator; provided, however, that Landlord shall be responsible for the cost of such relocation and shall cooperate with Tenant to schedule the process of relocation to avoid interruption in Tenant’s back-up power supply.

38.13 At Landlord’s election, Tenant shall remove Tenant’s Generator at the expiration or earlier termination of this Lease and Tenant or Tenant’s Contractor shall be responsible for the cost of repairing any damage to the Ancillary Space, the roof of the Building (if the Ancillary Space is so located), and any other portions of the Building caused by the installation, operation, maintenance or removal of Tenant’s Generator.

38.14 It is understood that Tenant’s rights hereunder are personal to Tenant and are not assignable or transferable separate from Tenant’s interest under this Lease. The parties hereby acknowledge that (except in the case of a Biotech Affiliated Entity) in the event of an assignment of this Lease or sublet of any portion of the Premises to an unrelated third party, the assignment of the rights to use the Ancillary Space to such unrelated third party shall be subject to Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

39. BUILDING RULES AND REGULATIONS. Attached hereto as Exhibit “F” are the Building Rules and Regulations currently in effect which have been specifically and expressly adopted by Landlord and Tenant as of the date of execution of this Lease. Landlord shall have the right from time to time to make commercially reasonable adjustments to the Building Rules and Regulations. The Building Rules and Regulations shall be uniformly applicable to all tenants of the Building. Landlord shall at all times use commercially reasonable efforts to enforce the Building Rules and Regulations uniformly against all tenants of the Building. Landlord and Tenant acknowledge that the Building is designed as and is intended to be used as a multi-tenant biotechnology facility with the special needs and requirements of such a facility. Tenant’s use of the Premises and operation of Tenant’s clean room (“Clean Room”) are especially sensitive to any contamination by animal odors, chemical odors or airborne particulate matter. Landlord shall not make any changes to the Building Rules and Regulations which are not consistent with the sound operation of a multi-tenant biotechnology facility, or which unreasonably increase the risk of contamination of Tenant’s Clean Room by animal odors, chemical odors or airborne particulate matter. In the event of contamination of Tenant’s Clean Room by animal odors, chemical odors or airborne particulate matter due to (a) a violation of the Building Rules and Regulations by someone other than Tenant, (b) an inadequacy in the Building Rules and Regulations, or (c) an inadequacy in the design of the Building, then Landlord shall use commercially reasonable efforts to put corrective action plans in place, which may include (x) enforcing the Building Rules and Regulations, (y) revising the Building Rules and Regulations, and (z) upgrading the Building to prevent a reoccurrence of such contamination.

40. EXHIBITS AND ADDENDA. Additional terms to this Lease, if any, are set forth in the attached Exhibits and Addenda, which are incorporated herein by reference as follows:

A.	Legal Description

B.	Premises

C.	Fixed Rent

D.	Provisions Regarding Additional Rent

E.	Form of Commencement Date Certificate

F.	Building Rules and Regulations

G.	Form of Tenant Estoppel Certificate

H.	Form of Subordination, Non-Disturbance and Attornment Agreement

I.	Letter of Credit

J.	Base Building Specifications

K.	Tenant Design Manual

L.	Tenant Plans

M.	Permitted Hazardous Materials and Protocol

N.	Third Floor Expansion Space

O.	Tenant’s Corporate Logo

P.	Ancillary Space

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the day and year first above written.

LANDLORD:

INTERCONTINENTAL FUND III 830 WINTER STREET LLC, a Massachusetts limited liability company

BY:
INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III LLC, a Massachusetts limited liability company, its Manager

BY:
INTERCONTINENTAL REAL ESTATE CORPORATION, a Massachusetts corporation, its Manager

By:	/s/ Peter Palandjian

Name:	Peter Palandjian
Title:	President & Treasurer

TENANT:

HISTOGENICS CORPORATION, a Massachusetts corporation

By:	/s/ Laurence J.B. Tarrant

Name:	Laurence J.B. Tarrant
Title:	President

By:	/s/ Richard C. Vaillant

Name:	Richard C. Vaillant
Title:	Chief Financial Officer & Treasurer

EXHIBIT “A”

LEGAL DESCRIPTION

A certain parcel of land off Winter Street, in Waltham, Middlesex County, Massachusetts, shown as Lot 9 on Land Court Plan No. 30618E, a copy of a portion of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 214324 in Registration Book 1201, Page 174.

Together with the benefit of rights reserved in Easement dated July 14, 1997, filed as Document No. 1036276, and recorded in Book 27478, Page 136; as affected by Utility Easement from owners of Lots 2 and 3 on Land Court Plan #30618C and Lots 2, 3, B and C on Plan #669 of 1997, to Boston Edison Company and New England Telephone and Telegraph Company, d/b/a Bell Atlantic, dated August 27, 1998, filed as Document No. 1078157; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of grant and reservation recited in Reciprocal Access and Utility Easement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061070, and recorded in Book 28405, Page 421, affecting areas shown as “Reserved Easement Area” on a plan entitled “Easement Plan of Land in Waltham, Massachusetts”, dated March 30, 1998, recorded therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999 as Instrument No. 503, and by Reciprocal Easement Agreement dated March 25, 1999 filed as document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061071, and recorded in Book 28405, Page 443, affecting areas shown on a plan entitled “Easement Plan of Land in Waltham, Massachusetts”, dated March 30, 1998, recording therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099963.

Together with the benefit of Reciprocal Access and Utility Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099964, and recorded March 10, 1999 as Instrument No. 1121; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of Reciprocal Access and Utility Easement, dated March 25, 1999, filed as document No. 1101665.

Together with the benefit of Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Mutual Covenants Agreement dated March 25, 1999, filed as Document No. 1101667.

Together with the benefit of Landscape License Agreement dated March 25, 1999, filed as Document No. 1101668.

A-1

EXHIBIT “B”

PREMISES

Exhibit “B” shall include the following attached items:

1.	Single-Tenant Third Floor Plan dated May 15, 2006, consisting of 1 page.

2.	Single-Tenant Basement Floor Plan dated May 15, 2006, consisting of 1 page.

B-1

THIRD FLOOR PLAN

TENANT 5(HISTOGENICS) [24,871 RSF]
THIRD FLOOR EXPANSION SPACE [14,128 RSF]

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS +WILL MAY 15, 2006

BASEMENT FLOOR PLAN

TENANT 5 (HISTOGENICS)
PH ROOM (317 RSF)
TENANT 5 (HISTOGENICS)
WASTE ROOM (284 RSF)

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL **MAY 15, 2006**

EXHIBIT “C”

FIXED RENT

Tenant shall pay Fixed Rent for the Lease Term as follows:

FIXED RENT FOR “PREMISES”
24,871 RSF (Third Floor) + 317 RSF (Basement PH Room) + 284 RSF (Basement Storage Room) = 25,472 RSF TOTAL

Period		Annual Fixed Rent	Monthly Fixed Rent	Per RSF

Lease Commencement Date – March 31, 2007		N/A	N/A	$0.00

April 1, 2007 – December 31, 2007 (Negotiated Rental not Based on Premises RSF)		N/A	$30,222.22	N/A

January 1, 2008 – December 31, 2008 (Negotiated Rental not Based on Premises RSF)	(Year 2)	$680,000.00	$56,666.67	N/A

January 1, 2009 – December 31, 2009 (Rental Based on Premises RSF)	(Year 3)	$866,048.00	$72,170.67	$34.00

January 1, 2010 – December 31, 2010 (Rental Based on Premises RSF)	(Year 4)	916,992.00	76,416.00	$36.00

January 1, 2011 – December 31, 2011 (Rental Based on Premises RSF)	(Year 5)	916,992.00	76,416.00	$36.00

January 1, 2012 – December 31, 2012 (Rental Based on Premises RSF)	(Year 6)	916,992.00	76,416.00	$36.00

January 1, 2013 – December 31, 2013 (Rental Based on Premises RSF)	(Year 7)	916,992.00	76,416.00	$36.00

January 1, 2014 – December 31, 2014 (Rental Based on Premises RSF)	(Year 8)	967,936.00	80,661.33	$38.00

January 1, 2015 – December 31, 2015 (Rental Based on Premises RSF)	(Year 9)	967,936.00	80,661.33	$38.00

C-1

January 1, 2016 – December 31, 2016 (Rental Based on Premises RSF)	(Year 10)	967,936.00	80,661.33	$38.00

January 1, 2017 – December 31, 2017 (Rental Based on Premises RSF)	(Year 11)	967,936.00	80,661.33	$38.00

Rent checks should be made payable to Intercontinental Fund III 830 Winter Street LLC and delivered to:

Intercontinental Fund III 830 Winter Street LLC

P.O. Box 847902

Boston, MA 02284-7902

C-2

EXHIBIT “D”

PROVISIONS REGARDING ADDITIONAL RENT

A. Exclusions from Operating Expenses.

(1) any costs of managing the property other than a management fee;

(2) wages, salaries, taxes, workers compensation insurance premiums or fringe benefits paid to employees of Landlord or affiliates of Landlord above the grade of asset manager or, where such employees at the grade of asset manager or below devote time to properties other than the Property, the portion not allocable to the Property;

(3) costs of repairs to the extent actually reimbursed by insurance, or resulting from eminent domain takings to the extent covered by the award;

(4) any costs which have been previously included in Taxes or Operating Expenses (whether under the same or a different category);

(5) financing and refinancing costs in respect of any financing of the Property, including debt service, amortization, points and commissions in connection therewith;

(6) rent or other charges payable under any ground or underlying lease;

(7) costs of repositioning, selling or syndicating Landlord’s interest in the Property;

(8) advertising and promotional expenditures, contributions or gifts;

(9) brokerage fees or commissions;

(10) legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases with other tenants; and any other professional fees for matters not relating to the normal administration and operation of the Property, or relating to matters which are excluded from Operating Expenses for the Property;

(11) interest or penalties for any delinquent payments by Landlord unless and to the extent resulting from Tenant’s failure to pay, when and as due, Tenant’s Proportionate Share of the Taxes and Operating Expenses (in which case Tenant shall be responsible for 100% of such interest or penalties);

(12) the cost of making leasehold improvements and decorations to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants;

(13) services performed for or provided to any tenant to the extent such services are exclusive to such tenant;

(14) any expenditures on account of Landlord’s acquisition of air or similar development rights;

D-1

(15) the cost of capital improvements that do not constitute Ordinary Capital Improvements unless Tenant shall request or approve any such improvement;

(16) Landlord’s depreciation of the Building or other improvements or amortization of personal property or equipment;

(17) Interest, principal, points, fees, amortization and other costs associated with any debt and rent payable under any lease to which this Lease is subject, and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

(18) Rent for any office space occupied by Building management personnel to the extent the size or rental rate for of such office space exceeds the size or fair market rental of office space occupied by management personnel of comparable “biotech” and/or “life science” commercial properties located in the greater Boston/Cambridge/Waltham area where the Building is located; and

(19) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from costs of the operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interests in the Building, and costs incurred in connection with any disputes between Landlord and other tenants of the Building which arise from a lease default or breach by such tenants.

B. Overtime HVAC. Tenant’s clean room areas shall be served by a dedicated HVAC system controlled by Tenant and with energy provided under Tenant’s metered electricity. The HVAC system for the balance of the Premises shall be tied into the Building HVAC system and shall be available for use by Tenant on a 24/7/365 basis with all expenses for HVAC service and energy use included in Operating Expenses, and with no separate charge to Tenant for use outside regular Business Hours.

C. Disproportionate Impact. To the extent any tenant of the Building has an impact on Operating Expenses (or certain category of Operating Expenses) that is disproportionate to and in excess of its allocated portion of rentable area in the Building due to the intensity or nature of its particular use, then Operating Expenses allocated to Tenant shall be adjusted accordingly so that Tenant is not paying a share of Operating Expenses in excess of the reasonable estimate of Tenant’s allocated use of such Operating Expenses (or certain category of Operating Expenses).

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EXHIBIT “E”

FORM OF COMMENCEMENT DATE CERTIFICATE

TO:

RE:	Lease Agreement between INTERCONTINENTAL FUND III 830 WINTER STREET LLC (“Landlord”) and HISTOGENICS CORPORATION (“Tenant”) dated June 9, 2006 (the “Lease”) for part of the Third Floor and part of the Basement, containing a total of approximately 25,472 rentable square feet (the “Premises”), in the building (the “Building”) erected on certain land (the “Land”) located at 830 Winter Street, Waltham, Massachusetts 02451

Dear [insert Tenant’s name]:

This letter shall constitute the Commencement Date Certificate referenced in Section 2 of the above-referenced lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	Possession has been delivered to and accepted by Tenant.

2.	All terms, covenants, conditions and provisions to be satisfied by Landlord relating to the Premises and improvements of the Premises in order for the Rent to commence have been satisfactorily completed and there exists no default on the part of Landlord and no claim which might warrant a future credit other than outstanding punch list items to be detailed in a subsequent letter to Mr. Jonathan Rubins.

3.	The Lease Commencement Date is [insert date] and the Rent Commencement Date is [insert date].

4.	The Expiration Date is [insert date].

5.	Payment of Fixed Rent as set forth in Section 3 and Exhibit “C” of the Lease shall commence in full force and effect as of [insert date].

6.	Payment of Taxes as set forth in Section 4.2 and Payment of Operating Expenses as set forth in Section 5.1 of the Lease shall commence in full force and effect as of [insert date].

7.	Tenant has paid pre-paid rent in the amount of $[insert amount], which shall apply to the period of [insert beginning date – insert end date].

8.	Tenant has deposited security in the amount of $[insert amount].

9.	Rent checks should be made payable to Intercontinental Fund III 830 Winter Street LLC and delivered to:

Intercontinental Fund III 830 Winter Street LLC

P.O. Box 847902

Boston, MA 02284-7902

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10.	[If applicable:] Because the Lease Commencement Date occurs on a day other than the first day of the calendar month, the monthly installment of Fixed Rent due for [insert month in which the Lease Commencement Date falls, e.g., April 2006] will be prorated pursuant to Section 3 of the Lease. Accordingly, the monthly installment of Fixed Rent due for the [insert number, e.g., 15]-day period beginning on [insert date, e.g., April 16, 2006] and ending on [insert date, e.g., April 30, 2006] is $[insert amount]. Said amount was calculated as follows: [insert formula].

11.	Section 2 of the Lease requires that Tenant execute and return to Landlord a signed counterpart of this original Commencement Date Certificate within ten (10) Business Days of Tenant’s receipt thereof. Accordingly, please sign this original Commencement Date Certificate and return it to Landlord. Tenant’s failure to return said Commencement Date Certificate within the ten (10) Business Day period shall be deemed to be Tenant’s acceptance of this Commencement Date Certificate, including, but not limited to, the Lease Commencement Date and the Expiration Date contained herein.

LANDLORD:	TENANT:

INTERCONTINENTAL FUND III 830 WINTER STREET LLC, a Massachusetts limited liability company	HISTOGENICS CORPORATION, a Massachusetts corporation

BY: INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III LLC, a Massachusetts limited liability company, its Manager

BY: INTERCONTINENTAL REAL ESTATE CORPORATION, a Massachusetts corporation, its Manager

By:	By:
Name:	Name:
Title:	Title:

Executed this day of , 20 .	Executed this day of , 20 .

E-2

EXHIBIT “F”

BUILDING RULES AND REGULATIONS

The following Building Rules and Regulations (and Construction Rules and Regulations, attached hereto as Addendum “A”) are hereby accepted by Tenant:

1. Tenant shall not use the Premises, or allow the Premises to be used, in violation of Section 8 of the Lease.

2. In the event Landlord permits Tenant to hire its own contractors to perform any construction work, Tenant shall make its contractors aware of these Building Rules and Regulations (and Construction Rules and Regulations) and shall be responsible for any violation of these Building Rules and Regulations (and Construction Rules and Regulations) by Tenant’s contractors.

3. No materials, supplies, equipment, finished products, semi-finished products, raw materials or articles of a similar nature shall be permitted to remain outside the Premises or on any portion of the Common Areas unless otherwise approved by Landlord in its sole discretion.

4. The elevators, walkways, driveways and access roads necessary for access to the Premises and the parking areas, loading areas, pedestrian sidewalks, landscaped areas, recreation areas and other areas and facilities, if any, which are located on the Land and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery by Landlord.

5. There shall not be used in the Premises or in the hallways of the Building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

6. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed and designated, and no sweeping, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

7. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substances into any of the corridors, hallways or elevators, or out the doors, windows or stairways of the Building.

8. Tenant shall not attach awnings or other projections to the outside walls of the Building without Landlord’s prior written consent.

9. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or the Building (or on the inside of the Premises if the same is visible from the outside of the Premises) without Landlord’s prior written consent, except that the corporate name of Tenant may appear at the entrance to the Premises. In the event of the violation of the foregoing by Tenant, Landlord may remove such sign, advertisement, notice or other lettering without any liability, and may charge the expense incurred by such removal to Tenant. Any other Building signage, including the Building’s tenant directory in the lobby, elevator or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

10. Except with Landlord’s prior written consent, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part, or cut or string wires, or lay linoleum, vinyl, tile, VCT or other similar floor covering so that the same shall come in direct contact with the floor of the Premises.

11. Except with Landlord’s prior written consent, Tenant shall not place any new or additional locks or bolts of any kind upon any of the doors or windows, nor make any changes to the existing locks or mechanisms thereof. If requested, Tenant shall provide Landlord with a copy of a key for all new or additional locks or bolts. Tenant shall, upon the expiration or earlier termination of the Lease, restore to Landlord all keys furnished to or procured by Tenant. In the event of the loss of any keys furnished to Tenant, Tenant shall pay to Landlord the cost thereof.

12. Furniture, freight, equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevator, through the service entrances and corridors, during the hours and in the manner approved by Landlord.

13. Canvassing, soliciting and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same.

14. Tenant shall not smoke or carry lighted pipes, cigars or cigarettes in the Building.

15. Tenant assumes full responsibility for protecting its space from robbery, burglary and theft, which includes keeping all doors and windows locked, and any other means of entry to the Premises closed and secured.

16. All animals, animal feed, waste and bedding must be stored at all times in a secured area where the air is exhausted in order to prevent any materials or odors from emanating throughout the Building.

17. All deliveries of animals, animal feed, waste and bedding must be immediately stored in a secured area where the air is exhausted in order to prevent any materials or odors from emanating throughout the Building.

18. If a spill occurs during the transportation of any animals, animal feed, waste or bedding, the spill area must be immediately cleaned and sanitized in order to prevent any materials or odors from emanating throughout the Building.

19. Any used bedding materials must be bagged in a cage wash area designed for that purpose.

20. Tenant shall comply with all Building Rules and Regulations (and Construction Rules and Regulations) established by Landlord from time to time for the Property.

ADDENDUM “A” TO EXHIBIT “F”

CONSTRUCTION RULES AND REGULATIONS

IMPORTANT CONTACT NUMBERS

SCOTT KELLY, ASSET MANAGER

(617) 590-4784 (cell)

(617) 779-0431 (direct)

scottk@intercontinental.net

PAT O’CONNOR, CONSTRUCTION MANAGER

(617) 212-8663 (cell)

(617) 779-0425 (direct)

pato@intercontinental.net

BRUCE ROSSI, BUILDING SUPERINTENDANT

(617) 592-3712 (cell)

1. Tenant’s Contractors must check in with security upon entering the Building.

2. Tenant’s Contractors may use the FREIGHT ELEVATOR ONLY. Tenant’s Contractors may not transport equipment, products, deliveries, etc. on the passenger elevators. Use is limited to the FREIGHT ELEVATOR ONLY.

3. There are commercial tenants adjacent to the Premises, and noise-producing work such as hammer drilling, shooting wall track, etc. must be scheduled and coordinated in advance through Building Superintendent, Bruce Rossi. Access to occupied tenant areas for coring, etc. must also be scheduled and coordinated in advance.

4. There is absolutely NO storage space or staging area available other than within the confines of the Premises unless otherwise arranged with Intercontinental. The loading dock area / back of house is not a staging area.

5. The Premises, the Building and the Property must be kept clean on a daily basis. TENANT’S CONTRACTORS MUST REMOVE ALL FOOD PRODUCTS DAILY TO AVOID INFESTATION. Bathrooms must be kept clean, and drains in bathrooms and maintenance closets must be kept clear.

6. THERE IS NO SMOKING ON SITE.

7. Freight elevator walls, floors, ceiling, railings and panels must be protected at all times. Any damage is the responsibility of Tenant / Tenant’s Contractor.

8. Tenant’s Contractors should use the bathrooms on the same floor as the Premises. Tenant’s Contractors should not use the bathrooms on the first floor or in the Building lobby, so as to limit the traffic in the Building lobby.

9. Tenant’s Contractors must protect the elevators and shafts from construction dust. A “dust wall” made from plastic sheeting or like material must be installed and maintained in the elevator area to protect the elevators and shafts from construction dust.

10. The rear loading dock door must not be propped open at any time, as this compromises the security of the Building.

11. All deliveries, boom trucks, trash pick-ups, freight elevator bookings, etc. MUST be scheduled through Intercontinental. If the freight elevator and/or loading dock are previously booked, the freight elevator and/or loading dock will be unavailable to Tenant’s Contractors at the requested time. Advance notice is necessary to ensure use of the freight elevator and/or loading dock.

12. Dumpsters may be dropped ONLY IF SCHEDULED WITH INTERCONTINENTAL early in the morning, and must be picked up in a reasonable time-frame.

13. Tenant’s Contractors must not exercise or perform any inappropriate or offensive behavior while on site (including, but not limited to, vandalism or graffiti).

14. Tenant’s Contractors should be aware that the FREIGHT ELEVATOR AND STAIR 1 ONLY may be used for roof / penthouse access.

15. Tenant’s Contractors must park ONLY in the area(s) designated by Intercontinental.

16. The Cafeteria is strictly off limits to Tenant’s Contractors, and is strictly limited to the employees of participating tenants of the Building.

17. If (i) Tenant / Tenant’s Contractor performs After-Hours Work and (ii) such After-Hours Work involves access to occupied tenant areas, the roof, Common Areas or structure of the Building (including any of the Building systems or services), then Tenant / Tenant’s Contractor shall reimburse Landlord, within thirty (30) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work at the rate of $40.00 per hour.

18. Siemens is the fire alarm contractor for 830 Winter Street. Siemens MUST be notified in advance through Building Superintendent, Bruce Rossi, and MUST be on site for any issues regarding fire protection, testing of alarms, shutdowns, etc. Costs will be billed back to Tenant / Tenant’s Contractor and should be budgeted.

19. Northeast Automatic Sprinkler is the sprinkler contractor for 830 Winter Street. Northeast Automatic Sprinkler MUST be notified in advance through Building Superintendent, Bruce Rossi, and MUST be on site for any tie-ins to the Building sprinkler system and for testing. Costs will be billed back to Tenant / Tenant’s Contractor and should be budgeted.

20. AVS is the security vendor for 830 Winter Street. AVS MUST be notified in advance through Building Superintendent, Bruce Rossi, and MUST be on site for any tie-ins to the Building security system (C-Cure) and for testing. Costs will be billed back to Tenant / Tenant’s Contractor and should be budgeted.

EXHIBIT “G”

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:

RE:	Lease Agreement between INTERCONTINENTAL FUND III 830 WINTER STREET LLC (“Landlord”) and HISTOGENICS CORPORATION (“Tenant”) dated June 9, 2006 (the “Lease”) for part of the Third Floor and part of the Basement, containing a total of approximately 25,472 rentable square feet (the “Premises”), in the building (the “Building”) erected on certain land (the “Land”) located at 830 Winter Street, Waltham, Massachusetts 02451

Tenant hereby certifies as follows:

(1) That Tenant is in occupancy of the Premises described in the Lease and is conducting its business therefrom solely for the use or uses permitted under the Lease.

(2) That the Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way and there are no other agreements between the parties thereto, except as follows:

.

(3) That the commencement date of the term of the Lease is	.

(4) That the expiration date of the term of the Lease is	.

(5) That Tenant has no rights to renew or extend the term of the Lease except as follows:

.

(6) That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied.

(7) That there are no defaults by either Tenant or Landlord thereunder, and no event has occurred or situation exists which would, with the passage of time, constitute a default under the Lease.

(8) That all improvements or work required under the Lease to be made by Landlord have been completed and such work and the Premises are accepted as satisfactory by Tenant. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of Tenant at the Premises have been paid in full.

(9) That monthly rent in the amount of $         is payable on the      day of each month during the Lease Term. No rents have been prepaid more than one (1) month in advance and full rental, including minimum fixed rent, has commenced to accrue and has been paid through the date of                     .

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(10) That Tenant has paid to Landlord a Security Deposit in the amount of $        .

(11) That, as of the date hereof, there are no existing defenses, offsets, claims or credits which Tenant has against the enforcement of the Lease by Landlord.

(12) That Tenant has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Premises.

(13) That, as of the date hereof, there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

(14) That it understands that Lender will make a mortgage loan to Landlord (or its successor and/or assign with respect to Landlord’s interest in the Lease) in reliance upon, among other things, this certificate.

EXECUTED this     day of             , 20    .

TENANT:

HISTOGENICS CORPORATION

By:
Name:
Title:

ATTEST/WITNESS:

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EXHIBIT “H”

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This AGREEMENT made as of the      day of             , 20     by and between HISTOGENICS CORPORATION, a corporation organized under the laws of the State of Massachusetts, having an address at 830 Winter Street, Waltham, Massachusetts 02451 (hereinafter referred to as “Lessee”) and ANGLO IRISH BANK CORPORATION plc, a banking corporation organized under the laws of the Republic of Ireland, having an address at 265 Franklin Street, Boston, Massachusetts 02110 (hereinafter referred to as “Mortgagee”).

WHEREAS, Mortgagee has made or is about to make a mortgage loan to INTERCONTINENTAL FUND III 830 WINTER STREET LLC, a Massachusetts limited liability company (hereinafter referred to as “Lessor”), secured by a Mortgage and Security Agreement, which has been or will be recorded in the records of Middlesex County, Massachusetts (the “Mortgage”) on land owned by Lessor located at 830 Winter Street, Waltham, Massachusetts 02451 (the “Land”), upon which is situated an approximately 182,106 rentable square foot building (hereinafter referred to as the “Building”); and

WHEREAS, Lessee has entered into a written lease dated June 9, 2006 (the “Lease”) with Lessor for a portion of the Building containing approximately 25,472 rentable square feet of space (the “Premises”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessee and Mortgagee do hereby agree as follows:

1. Lessee and Mortgagee hereby consent and agree that:

(a) the Lease shall be, and the same hereby is, made subordinate in each and every respect to the lien of the Mortgage and to all advances made thereunder and to all extensions, renewals and modifications thereof and amendments thereto; and

(b) any of the foregoing notwithstanding, if the interests of Lessor in the Land shall be acquired by Mortgagee by reason of foreclosure of the Mortgage or other proceedings brought to enforce the rights of Mortgagee, by deed in lieu of foreclosure or by any other method, or acquired by any other purchaser or purchasers pursuant to a foreclosure sale (Mortgagee or such purchaser(s), as the case may be, being referred to as “Purchaser”), (i) the Lease and the rights of Lessee thereunder shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the terms of the Lease, and (ii) Mortgagee will not join Lessee as a party defendant in any action or proceeding to foreclose the Mortgage for the purpose of terminating the Lease, Lessee shall be bound to Purchaser, and Purchaser shall be bound to Lessee, under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Purchaser were the lessor under the Lease; provided that:

(i) Lessee is not in default, beyond the expiration of any applicable grace or notice period, under any provision of the Lease or this Agreement at the time Mortgagee exercises any such right, remedy, or privilege;

(ii) the Lease at that time is in force and effect according to its original terms or with such amendments or modifications as Mortgagee shall have approved as provided below;

(iii) Lessee thereafter continues to fully and punctually perform all of its obligations under the Lease without default thereunder beyond the expiration of any applicable grace or notice period; and

(iv) Lessee attorns to Purchaser as provided below; and

(c) in the event of any foreclosure of the Mortgage by Mortgagee, its successors or assigns, or at the request of Mortgagee at any time pursuant to the assignment of the Lease to Mortgagee, Lessee will recognize Mortgagee, its successors and assigns, as the new lessor under the Lease and will attorn to and continue to be bound by each and every term of the Lease; and upon such attornment, the Lease and the rights of Lessee shall continue in full force and effect as if it were a direct Lease between Mortgagee, or any Purchaser, and Lessee upon all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining; provided however, Mortgagee, or any Purchaser, shall not be:

(i) liable for any act or omission of any prior landlord (including Lessor); or

(ii) subject to any offsets or defenses which Lessee might have against any prior landlord (including Lessor); or

(iii) bound by any rent or additional rent which Lessee might have paid for more than one (1) month in advance to any prior landlord (including Lessor); or

(iv) bound by any amendment or modification of the Lease made without Mortgagee’s written consent; or

(v) liable for any security deposit or other sums held by any prior landlord (including Lessor) not actually received by Mortgagee; or

(vi) required to rebuild or repair the Building or any part thereof in the event of casualty damage to or condemnation of any material portion of the Building or the Premises; or

(vii) required, or liable for any obligation of Lessor under the Lease, to complete construction of or improvements to the Premises.

(d) Mortgagee may at any time unilaterally subordinate (or cause to be subordinated) the lien of the Mortgage on the Land to the Lease.

2. Lessee hereby: (a) acknowledges receipt of notice that pursuant to an Assignment of Leases and Rents from Lessor, all leases and rents involving the Building, including the Lease of Lessee, are assigned to Mortgagee as security for its loan; (b) acknowledges that it has received no notice of any sale, transfer or assignment of the Lease or of rentals thereunder by Lessor, other than pursuant to said Assignment of Leases and Rents; and (c) agrees that it will not join in any material change or modification of the Lease, anticipate rentals thereunder or agree to terminate the Lease or surrender said Land, without the prior written consent of Mortgagee; and

3. Lessee hereby agrees that upon Mortgagee’s demand, it will make all payments of rent then and thereafter due to Lessor directly to Mortgagee and not to Lessor or any independent rental agent which Lessor might at any time utilize; and

4. Lessee hereby agrees that the interest of the Lessor in the Lease has been assigned to Mortgagee solely as security for the purposes indicated in the said instrument of assignment, and that, until such time as Mortgagee has taken possession of the Land and exercised its rights under said Assignment, Mortgagee assumes no duty, liability or obligation whatever under the Lease, or any extension or renewal thereof, by virtue of said assignment; and

5. Lessee hereby: (a) agrees to notify Mortgagee, its successors and assigns, in writing at the notice address set forth above for Mortgagee, or at any other address specified in writing to Lessee, of any default on the part of Lessor under the Lease; and (b) grants to Mortgagee, its successors and assigns, the right and opportunity to cure any such default within the same grace period as is given to Lessor for remedying such default, plus, in each case, an additional period of thirty (30) days after the later of (i) the expiration of such grace period, or (ii) the date on which Lessee has served notice of such default upon Mortgagee, its successors or assigns.

6. This Agreement shall be binding upon and shall inure to the benefit of Lessee and Mortgagee and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the day and year first written above.

LESSEE:

HISTOGENICS CORPORATION

By:
Name:
Title:

MORTGAGEE:

ANGLO IRISH BANK CORPORATION plc

By:
Name:
Title:

COMMONWEALTH / STATE OF

, ss.	, 20

On this      day of             , 20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                      of                     , a                     , and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said                     , before me.

Notary Public:
My Commission Expires:

COMMONWEALTH / STATE OF

, ss.	, 20

On this      day of             , 20    , before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                      of                     , a                     , and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said                     , before me.

Notary Public:
My Commission Expires:

EXHIBIT “I”

LETTER OF CREDIT

(Attached)

I-1

Date: June 8, 2006
TD Banknorth, N.A.
17 New England Executive Park 1st Floor
Burlington, MA 01803

Irrevocable Standby Letter of Credit Number 0334706-9001

BENEFICIARY	CUSTOMER
Intercontinental Fund III 830 Winter Street, LLC	Histogenics Corporation
1270 Soldiers Field Road	100 Hospital Road
Boston, MA 02135-1003	Malden, MA 02148

Dear Beneficiary:

We hereby amend our Irrevocable Standby Letter of Credit No. 0334706-9001 Amendment Number 01 as follows:

•	Statement No. 2

a)	The date of the Lease Agreement between Intercontinental Fund III 830 Winter Street, LLC and Histogenics Corporation (Tenant) must be changed from May 19, 2006 to June 9, 2006.

b)	The reference to Account Party must be replaced by Customer

•	All demands for payment and all other communications to the Bank relative to this Irrevocable Standby Letter of Credit shall be in writing and addressed and presented to TD Banknorth, N.A, International Banking, 17 New England Executive Park, 1st Floor, Mail stop: MA197-13, Burlington, MA 01803.

All other terms and conditions remain unchanged. This amendment is considered an integral part of the Letter of Credit and must be attached thereto.

This amendment is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500

TD Banknorth, N.A.

By:	/s/ Douglas L. Bulfinch

Douglas L. Bulfinch
Its:	Vice President

Please address all inquires related to this item to the above address, Attn: International Banking, Standby Letter of Credit Dept., or by calling: Tom Maslin @ (781) 229-7139 or Mila Kaminsky @ (781) 229-7140. Our Fax # (781) 229-7127

TD Banknorth, N.A.
7 New England Executive Park
Tenth Floor
Burlington, MA 01803

IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue: May 19, 2006

Expiry date: May 19, 2009

Letter of Credit Number 0334706-9001

Issuer: TD Banknorth, N.A.

BENEFICIARY	CUSTOMER
Intercontinental Fund III 830 Winter Street, LLC	Histogenics Corporation
1270 Soldiers Field Road	100 Hospital Road
Boston, MA 02135-1003	Malden, MA 02148

Gentlemen:

At the request of and for the account of our customer, Histogenics Corporation, (the “Tenant”) we hereby issue our Irrevocable Standby Letter of Credit in your favor in the aggregate amount but not to exceed Four Hundred Sixty Six Thousand Five Hundred Seventy Eight and 00/100 United States Dollars (US$466,578.00) expiring at our counters on May 19, 2009 (expiry date) available by your draft(s) drawn on ourselves at sight accompanied by:

1.	The original letter of credit and all amendments thereto, if any.

2.	A statement purportedly signed by an authorized representative of the beneficiary reading either;

a)	“This drawing in the amount of (specify amount) represents funds due under that certain Lease agreement between Intercontinental Fund III 830 Winter Street, LLC and Histogenics Corporation (Tenant) dated May 19, 2006 with respect to the premises located at 830 Winter Street, Waltham, MA. We hereby certify that Histogenics Corporation (Tenant) is in default of the terms of the Lease.”

Page 2 of Irrevocable Standby Letter of Credit Number 0334706-9001

OR

b)	“This Irrevocable Standby Letter of Credit is scheduled to expire less than 30 days from the date hereof and Account Party, which still has outstanding obligations to Beneficiary, has failed to deliver a renewal or replacement Letter of Credit acceptable to the Beneficiary, or Cash security as replacement of the Letter of Credit.”

This Irrevocable Standby Letter of Credit is transferable.

If you wish this Irrevocable Standby Letter of Credit to be transferred, kindly return to us the original credit instrument and all amendments, if any, for appropriate endorsement, along with the signed instrument effecting the transfer signed by the Transferor in the form of Exhibit A hereto.

Please note that your signature on the request for transfer must be authenticated by your bank. In the event of a transfer the required documents must be executed by the Transferee.

In order for us to comply with the United States Treasury and the United States Department of Commerce, Office of Foreign Assets Control Regulations, any transfer under this Irrevocable Standby Letter of Credit will only be affected after verification that the transferee does not appear on the list of blocked and/or designated national

We hereby agree with drawers and endorsers and bona fide holders of drafts negotiated under this Letter of Credit that the same shall be duly honored upon presentation and delivery of the all documents specified above, in person, by mail or by an express delivery service during our business hours on a business day on or before the expiry date at our office at TD Banknorth, N.A. 7 New England Executive Park, Tenth Floor, Burlington, MA 01803 Attn: International Department.

Except as otherwise expressly stated herein this credit is subject to the Uniform Customs and Practice of Documentary Credits (1993 Revision) International Chamber of Commerce, Publication 500 (UCP 500).

Any draft presented must bear the words “Drawn under TD Banknorth, N.A. Irrevocable Letter of Credit No. 0334706-9001 dated May 19, 2006”.

Page 3 of Irrevocable Standby Letter of Credit Number 0334706-9001

This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended or amplified by reference to any documents or instrument referred to herein (except UCP500) or in which this Letter of Credit is referred to, or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such document or instrument.

Sincerely,
TD Banknorth, N.A.

By:	/s/ Douglas L. Bulfinch

Douglas L. Bulfinch
Its:	Vice President

Please address all inquires related to this item to the above address, Attn: International Banking, Standby Letter of Credit Dept., or by calling: Tom Maslin @ (781) 229-5464 or Kate Sheehan @ (781) 229-5458. Our Fax # (781) 229-5663

EXHIBIT A

TO:	TD BANKNORTH GROUP, INC 7 NEW ENGLAND EXECUTIVE PARK TENTH FLOOR BURLINGTON, MA 01803 ATTN: STANDBY L/C DEPT.

To Whom It May Concern:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS STANDBY LETTER OF CREDIT NUMBER 0334706-9001

TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT AMOUNT OF USD                     . BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFEREE TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE RIGHTS AS BENEFICIARY THEREOF, INCLUDING RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE OF THE ADVICE, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

NAME OF BENEFICIARY

AUTHORIZED SIGNATURE

NAME & TITLE

THE SIGNATURE AND TITLE OF THE PERSON EXECUTING THIS INSTRUMENT ON BEHALF OF THE BENEFICIARY IS ON FILE WITH US AND IS AUTHENTIC. SAID PERSON IS AUTHORIZED TO EXECUTE SUCH INSTRUMENT ON BEHALF OF THE BENEFICIARY.

(NAME OF BENEFICIARY’S BANKERS)

AUTHORIZED SIGNATURE

NAME & TITLE

TRANSFER FEE: 0.25% OF L/C AMOUNT, MINIMUM USD 250.00

EXHIBIT “J”

BASE BUILDING SPECIFICATIONS

Exhibit “J” shall include the following items incorporated by reference:

BASE BUILDING UPGRADES PERMIT SET DATED APRIL 20, 2006

GENERAL
G-000	COVER SHEET
G-001	ABBREVIATIONS, MATERIALS, LEGENDS, & GENERAL NOTES

ARCHITECTURAL
D-101	DEMOLITION PLAN – FIRST FLOOR
D-102	DEMOLITION PLAN – SECOND FLOOR
D-103	DEMOLITION PLAN – THIRD FLOOR
A-100	BASEMENT FLOOR PLAN
A-101	FIRST FLOOR PLAN
A-102	SECOND FLOOR PLAN
A-103	THIRD FLOOR PLAN
A-104	ROOF PLAN
A-110	BASEMENT FLOOR PARTIAL PLAN
A-111	FIRST FLOOR PARTIAL PLAN
A-112	SECOND FLOOR PARTIAL PLAN
A-113	THIRD FLOOR PARTIAL PLAN
A-200	REFLECTED CEILING PLAN – BASEMENT
A-201	REFLECTED CEILING PLAN – FIRST FLOOR
A-202	REFLECTED CEILING PLAN – SECOND FLOOR
A-203	REFLECTED CEILING PLAN – THIRD FLOOR
A-700	STAIR PLAN & DETAILS
A-800	PARTITION TYPES; DOOR TYPES

MECHANICAL
H0-0	HVAC LEGEND, SCHEDULES, AND GENERAL NOTES
H1.1	HVAC DETAILS
H1.2	HVAC PIPE SCHEMATICS AND UNIT ELEVATIONS
H2.0	HVAC BASEMENT PLAN
H2.1	HVAC FIRST FLOOR PLAN
H2.2	HVAC SECOND FLOOR PLAN
H2.3	HVAC THIRD FLOOR PLAN
H2.4	HVAC ROOF PLAN
HD2.1	HVAC FIRST FLOOR DEMOLITION PLAN
HD2.2	HVAC SECOND FLOOR DEMOLITION PLAN
HD2.3	HVAC THIRD FLOOR DEMOLITION PLAN
HD2.4	HVAC ROOF DEMOLITION PLAN

ELECTRICAL
E0.1	ELECTRICAL LEGEND, NOTES, SCHEDULES, AND DETAILS
E1.0	ELECTRICAL BASEMENT & 1ST – 3RD ELECTRICAL ROOM PARTIAL PLANS
E1.1	ELECTRICAL 1ST & 2ND PARTIAL PLANS

J-1

E1.2	ELECTRICAL 3RD & ROOF PARTIAL PLANS
E2.1	ELECTRICAL DISTRIBUTION RISER DIAGRAM AND SCHEDULES

PLUMBING
P1.0	PLUMBING LEGEND, RISER DIAGRAM, SPECIFICATIONS, & BASEMENT PLAN
P1.1	PLUMBING FIRST FLOOR PLAN
P1.2	PLUMBING SECOND FLOOR PLAN
P1.3	PLUMBING THIRD FLOOR PLAN

FIRE PROTECTION
FP1.0	FIRE PROTECTION LEGEND, DETAILS & BASEMENT FLOOR PLAN
FP1.1	FIRE PROTECTION FIRST FLOOR PLAN
FP1.2	FIRE PROTECTION SECOND & THIRD FLOOR PLANS
FP1.2AA	FIRE PROTECTION THIRD FLOOR PLAN – ADD/ALTERNATE

FIRE ALARM
FA1.0	FIRE ALARM LEGEND, DETAILS, & BASEMENT FLOOR PLAN
FA1.1	FIRE ALARM FIRST, SECOND, & THIRD FLOOR PLANS

STRUCTURAL DRAWINGS DATED APRIL 25, 2006

STRUCTURAL
S1.0	STRUCTURAL

STRUCTURAL DRAWINGS DATED MAY 3, 2006

STRUCTURAL
S2.0	SECOND FLOOR FRAMING PLAN
S2.1	THIRD FLOOR FRAMING PLAN
S2.2	ROOF FRAMING PLAN

J-2

EXHIBIT “K”

TENANT DESIGN MANUAL

Exhibit “K” shall include the following attached items:

1.	Tenant Design Manual dated May 30, 2006, consisting of 8 pages.

2.	Scope Allocation Matrix dated May 30, 2006, consisting of 7 pages.

3.	Rider to Tenant Design Manual dated May 30, 2006, consisting of 1 page.

4.	BOMA Summary revised May 25, 2006, consisting of 1 page.

5.	Multi-Tenant Basement Floor Plan dated May 15, 2006, consisting of 1 page.

6.	Multi-Tenant First Floor Plan dated May 15, 2006, consisting of 1 page.

7.	Multi-Tenant Second Floor Plan dated May 15, 2006, consisting of 1 page.

8.	Multi-Tenant Third Floor Plan dated May 15, 2006, consisting of 1 page.

9.	Multi-Tenant Roof Plan dated May 15, 2006, consisting of 1 page.

K-1

Tenant Design Manual

May 30, 2006

TABLE OF CONTENTS

SECTION I. BUILDING DESCRIPTION

ARCHITECTURAL

STRUCTURAL

FIRE PROTECTION

PLUMBING

HVAC

ELECTRICAL

COMMUNICATIONS

SECTION II. SCOPE ALLOCATION MATRIX

BASE BUILDING VS. TENANT WORK

SECTION III. BOMA SPACE BOUNDRIES

BOMA SPREADSHEET

EXISTING BASEMENT LEVEL

EXISTING FIRST FLOOR

EXISTING SECOND FLOOR

EXISTING THIRD FLOOR

EXISTING ROOF PLAN

SECTION IV. CREDITS

May 30, 2006	830 Winter Street, Waltham Page 1

SECTION I. Building Description & Design Criteria

•	Architectural

830 Winter Street is a three-story multi-tenant laboratory / office building located in Waltham, MA near the Cambridge Reservoir. From the elevated setting above Route 128, 830 Winter Street enjoys panoramic views of the Cambridge Reservoir, Boston skyline, and the picturesque Wachusett and Nashoba Valleys. 830 Winter Street’s proximity to Greater Boston’s most desirable residential communities and many of the areas finest academic institutions provide its tenants with a large, well-balanced and highly educated labor pool.

830 Winter Street is a modern building clad in glass and metal curtain wall skin. The building is less then five years old and offers tenants state of the art infrastructure. The common areas are spacious and modern with a bank of elevators located near the large central atrium. The tenant areas are extremely flexible to accommodate a variety of tenant specific layouts. Large ribbon windows let in ample light and offer views of the natural surroundings.

The building has two hydraulic passenger elevators with a capacity of 3,500 pounds each that service the three floors of the building as well as the parking level. In addition there is one hydraulic service elevator with a capacity of 3,500 pounds which also services the parking level and the three floors above. A loading dock and service room is located on the parking level. Space is allocated on this level for each tenant to store hazardous waste and to house laboratory waste neutralization equipment.

•	Structural

The building structure consists of a structural steel braced frame composed of girders and columns. The floor slabs are a concrete and metal composite deck and are designed to support a live load capacity of 80psf plus a partition allowance of an additional 20psf. The floor to floor heights are 13’-0” on all floors. The structural steel members have received a cementitious spray applied fire proofing as required by code.

May 30, 2006	830 Winter Street, Waltham Page 2

•	Fire Protection

The base building common areas are equipped with automatic wet-pipe sprinkler protection and standpipes in accordance with 780CMR, NFPA 13 and NFPA 14. The garage is protected by a dry pipe system.

The base building provides an upright sprinkler head distribution system for core/shell coverage. Tenants will be responsible for reworking the distribution system to accommodate tenant layouts.

Fire Protection main sizing will be based upon the following criteria:

Garage Areas: Ordinary Hazard Group 1

Laboratory/Office Areas: Ordinary Hazard Group 2

•	Plumbing

All gas for specific tenant use will be sub-metered in the building.

Base building plumbing systems include: potable hot and cold water to toilet core services, storm water and sanitary water drainage, vacuum, compressed air, non-potable hot water and tempered water. Base building includes service, equipment and capped risers for these systems on each floor. Tenant is responsible for extension of these systems to tenant requirements.

Toilet rooms are provided with fixtures to comply with code required occupancy counts and are designed in accordance with ADA requirements.

A 12” Natural gas service provides for base building loads. Additional tenant gas requirements may be accommodated via tapping the gas main within the building and using a Landlord

May 30, 2006	830 Winter Street, Waltham Page 3

provided check meter (if existing pipe sizing can support load), or by providing a new dedicated service with utility meter from the exterior of the building. Tenant loads shall be reviewed with the Landlord.

Landlord will provide wet columns including capped lines for potable cold water supply, capped sanitary drain and capped vent on each level.

Base building includes a water booster pumping system to satisfy code requirements and toilet fixture demands. Additional water pressure booster equipment needed for the Tenant’s equipment will be provided by the Tenant in accordance with code.

Base building potable hot water system is available for tenant use if loads can be accommodated. Tenants shall review and coordinate load requirements with Landlord.

All check metering equipment and connection will be the responsibility of the Landlord.

•	HVAC

DESIGN CRITERIA FOR HVAC DISTRIBUTION:

General Criteria

Equipment will be sized to adequately maintain an inside cooling temperature 78° F dry bulb at 50% relative humidity in the tenant areas with outside condition of 91°F dry bulb and 73°F wet bulb (during summer) and 72°F dry bulb with outside condition at zero degree dry bulb during winter.

The allowance for occupancy density for air conditioning design is one (1) person for 400 square feet of lab and one (1) person for 200 square feet of office.

The base building HVAC systems consists of a roof mounted evaporative cooled packaged air conditioning units (RTU’s) that provide 2 CFM/SF for lab areas and 1.25 CFM/SF for office

May 30, 2006	830 Winter Street, Waltham Page 4

areas based upon a 60% lab and 40% office ratio. The packaged rooftop units include gas fired hot water boilers that provide circulated hot water to the units heating coil(s) as well as to central reheat risers in each wing of the building. Rooftop air conditioning units are provided with 30% pre-filters, 85% after-filters, and discharge duct-mounted sound attenuators. The RTU’s function in a variable volume mode at all times to deliver 55 degrees F discharge. Provisions have been made to the RTU’s to accommodate return air from office areas.

Provisions for tenant exhaust shaft space have been made and are shown on the drawings. Any exhaust air requirements including fans, ductwork, shaft wall, etc, based on the tenant occupancy, will be by the Tenant. Space is available on the roof for future tenant exhaust systems. All future tenant exhaust terminations/locations will be subject to maintaining proper distance from air handling unit and rooftop unit intakes, etc.

•	Electrical

All electricity for tenants will be sub-metered in building.

The building service originates from an NStar primary switch to two utility pad transformers located at West corner of the building. Each transformer serves a Main Switchboard in the Main Electrical Closet at the Grade Level. Switchboard #1 is 3000-amps and Switchboard #2 is 4000-amps at 480/277-volt, 3-phase.

Three core electrical closets have been provided on each floor to house base building electrical equipment and tenant bus duct risers. Additional electrical closets may be required and the responsibility of the tenant. Lighting fixtures in base building common areas are by the Landlord and in tenant space will be furnished and installed by the tenant.

Emergency egress lighting and exit signs will be powered from the base building generator and provided by the tenant. Circuits at 277-volts have been left in core electrical closets by the Landlord for extension to these fixtures by the tenant.

May 30, 2006	830 Winter Street, Waltham Page 5

Main electrical service for the building is 25w/sf, which includes base building and available tenant power.

Tenant available electrical power:

•	Office lights 1.5 w/sf

•	Office power 4 w/sf

•	Office HVAC 2 w/sf

•	Lab lights 1.5 w/sf

•	Lab power 12 w/sf

•	Lab HVAC 2 w/sf

A 100 KW diesel emergency generator at grade has been provided for base building life safety systems.

A 910 KW diesel-fired optional standby generator exists at grade for an existing tenant. Spare capacity availability will need to be coordinated with the existing tenant. Additional standby generation for tenant equipment will be by tenant and coordinated with the owner.

Base building fire alarm system is fully addressable. Tenant will be responsible for all devices, extension and connection to the base building system. Coordination with the base building system is required. Extension of this systems shall be by the same manufacturer.

Bus duct risers are provided by the base building. Landlord will be responsible for electric check meter. Tenant shall be responsible for electric distribution system to lighting and power.

All electric check metering equipment and connection will be the responsibility of the Landlord.

May 30, 2006	830 Winter Street, Waltham Page 6

•	Communications

Base building design consists of a main telecommunications room located in the basement. There are telecommunications rooms on each floor with six 4” conduits that enter the building underground from Winter Street. Sleeves are provided vertically up through the building in each Wing for tenant use. All other tenant telecommunications work from the Main Telecommunications rooms will be by the tenant.

SECTION IV. Credits

•	Owner

Intercontinental Management Corp.

1270 Soldiers Field Road

Boston, MA 02135-1003

Phone: (617) 254-7463

Contact:  Tom Taranto

                Scott Kelly

•	Program Manager

North American Real Estate Advisors, Inc.

11 Beach Street

Manchester, MA 01944

Phone: (617) 270-4324

Contact: Scott Dumont

•	Real Estate Broker

Richards Barry Joyce & Partners

53 State Street

Boston, MA 02109

Phone: (617) 439-6000

Contact: Jon Varholak

•	Architect

Perkins+Will

55 Court Street

Boston, MA 02108

Phone: (617) 478-0300

Contact: Tom Grimble

May 30, 2006	830 Winter Street, Waltham Page 7

•	Engineers

AHA Consulting Engineers

10 Maguire Road

Suite 310

Lexington, MA 02421

Phone: (781) 372-3000

Contact: Tom Joyner

May 30, 2006	830 Winter Street, Waltham Page 8

SECTION II. Scope Allocation Matrix

Sitework and Utilities	DESCRIPTION	OWNER	TENANT
	Perimeter sidewalks, street curbs, landscaping, and structured parking	X

	Domestic sanitary sewer connection to street	X

	Lab waste sanitary sewer connection from tenant pH rooms in basement	X

	Roof/storm drainage	X

	Electric service to main electric room in Basement of West Wing	X

	Gas service to main building meter	X

	Domestic and fire protection water service main building meter or building fire service	X

Code Compliance	DESCRIPTION	OWNER	TENANT
	Building construction in accordance with requirements of Massachusetts State Building Code, 6th edition.	X	X

Structure	DESCRIPTION	OWNER	TENANT
	Floor live load capacity of 80 psf + 20 psf partition allowance for floors 1-3	X

	Floor live load capacity of 100 psf for Basement.	X

	Live load increases for special tenant loads at floors and roof		X

	Capacity in structure to accommodate tenant dunnage and roof equipment	X

	Installation of support steel at roof for tenant equipment		X

	Framed openings for base building supply air	X

	Framed openings for additional tenant shafts and risers including tenant exhaust shafts		X

	Miscellaneous metal items such as brackets or supports and concrete housekeeping pads required for tenant supplied equipment		X

	Fireproofing of Structural Steel	X

	Touch-up and repairs to fireproofing caused by tenant work		X

Exterior	DESCRIPTION	OWNER	TENANT
	Exterior wall consisting of concrete and glass	X

	Additional penthouse and/or screening for tenant equipment, to be built in accordance with base building design and city requirements		X

Roofing	DESCRIPTION	OWNER	TENANT
	Carlisle EPDM Roof System with protection board over insulation	X

	Roofing penetrations for tenant equipment or systems (Work to be performed by Owners roofing contractor to maintain warranty)		X

	Walkway pads to base building mechanical equipment	X

	Walkway pads to tenant equipment		X

May 30, 2006	830 Winter Street, Waltham Page 1

Common Areas	DESCRIPTION	OWNER	TENANT
	Finished first floor atrium, elevator lobbies and egress corridors, including flooring, drywall and lighting on multi-tenant floors	X

	Finished toilet rooms with thin-set ceramic tile floors and walls, drywall, acoustic ceilings, lavatory counters at currently provided areas	X

	Janitor, electrical and telephone closets	X

	Finished exit stairways with painted walls	X

	Loading dock consists of receiving area with exterior scissor lift with 5000 lbs of loading capacity.	X

	First floor main mechanical/electrical rooms for base building equipment	X

	Doors and frames at common areas; hollow metal frames; hollow metal doors at service areas, solid core wood doors at other areas, and lever hardware	X

	Doors, frames, and hardware to tenant areas		X

Elevators	DESCRIPTION	OWNER	TENANT
	Two hydraulic passenger elevators with 3,500 lbs capacity each and new quality cab finishes	X

	One hydraulic service elevator with 3,500 pound capacity serving levels 1 – 3 and located with secure access to the Loading area	X

Window Treatment	DESCRIPTION	OWNER	TENANT
	Supply and installation of building standard blinds for all windows	X

	Maitenance and alterations of building standard blinds for all windows		X

Tenant Areas	DESCRIPTION	OWNER	TENANT
	Partitions, ceilings, flooring, painting, finishes, doors, millwork, equipment and all build-out within tenant area		X

	Finishes at multi-tenant corridors	X

	Shaft enclosures for tenant exhaust ductwork		X

	Shaft enclosures for base building supply	X

May 30, 2006	830 Winter Street, Waltham Page 2

HVAC	DESCRIPTION	OWNER	TENANT
	Air handling capacity 2 cfm/sf for lab areas and 1.25 cfm/sf for office areas based on a 60% lab, 40% office split.	X

	Vertical supply ductwork sized based on a 60% lab, 40% office fit-up, extending approximately 3’ beyond vertical shaft or base building core.	X

	Ductwork, VAV boxes, and controls for HVAC in lobby spaces and core areas, including toilet exhaust system	X

	Equipment, controls and equipment rooms for 24 hour cooling systems for tenant areas.		X

	All medium and low pressure ductwork within tenant space.		X

	Fan powered terminal boxes with hot water reheat and/or radiation (perimeter) and VAV boxes (interior) within tenant space.		X

	Diffusers within tenant space.		X

	DDC temperature controls systems for base building equipment	X

	DDC temperature controls for all tenant equipment. Wire Interlocking and programming to base building system by tenant		X

	Pre-coordinated exhaust shaft, exhaust fan and horizontal duct layout locations		X

	All components of tenant exhaust systems, including fume hoods, ductwork, exhaust fans, controls and sound attenuation		X

	Steam generation and distribution to tenant equipment		X

	Specialized tenant systems and equipment including supplemental or spot cooling, steam boilers and all related HVAC equipment		X

	Vertical hot water riser with valve and cap for hot water reheat.	X

	Hot water distribution within tenant space for tenant VAV and/or radiation.		X

Gas	DESCRIPTION	OWNER	TENANT
	Gas service to building and base building equipment (4” high pressure line to 12” low pressure line)	X

	Gas service to Tenant specific equipment via tap of existing house gas main or via dedicated gas line to exterior with utility meter.		X

	Furnish and installation of gas meter on tenant specific equipment.	X

May 30, 2006	830 Winter Street, Waltham Page 3

Plumbing	DESCRIPTION	OWNER	TENANT
	Domestic water service, with back-flow prevention and booster pump to provide minimum of 40 psi at all floors	X

	Core restroom plumbing fixtures to meet code requirements	X

	Backflow prevention at laboratory connections		X

	Tenant metering and submetering.	X

	Distribution of domestic cold water from base building risers		X

	Production of non-potable hot water for tenant use	X

	Distribution of non-potable hot water for tenant use		X

	Production and distribution of hot water in building restrooms	X

	Kitchen, cafeteria and specialized tenant plumbing		X

	Hot water generation and distribution for kitchenette use		X

	Ph neutralization equipment at owner approved location on lower floor		X

	Extension of sanitary waste, lab waste & venting system into tenant areas		X

	Industrial waste discharge permits and approvals		X

	Laboratory pure water system and distribution		X

	Compressed air at 75psi and vertical distribution piping.	X

	Laboratory vacuum at 19” HG and vertical distribution piping	X

	Distribution piping for compressed air and laboratory vacuum to tenant spaces		X

	Laboratory gas supply and distribution piping		X

	Vent risers and roof penetrations for tenant sanitary waste and lab waste		X

May 30, 2006	830 Winter Street, Waltham Page 4

Electrical	DESCRIPTION	OWNER	TENANT
	Utility Company primary electric service.	X

	Exterior utility company primary electirc service including switchgear, transformer and equipment	X

	7000 ampere, 480/277-volt, 3 phase, 4-wire switchboard capacity In Main Electric Room. Equates to 25 watts/sf	X

	480/277-volt bus duct vertical riser routed through stacked electrical rooms on each floor for tenant use.	X

	Lighting & receptacles serving core areas	X

	Temporary lighting In shell space code minimum	X

	100 kw life safety emergency generator, serving smoke evacuation systems; fire alarm system; common area emergency egress lighting and exit signs; and capacity to serve emergency egress and exit lighting in tenant areas.	X

	Standby generator for tenant equipment at pre-coordinated rooftop locations and associated distribution		X

	All check metering equipment and connection shall be the responsibility of the Landlord	X

	Bus duct plug-in unit and service to tenant space		X

	Tenant panels, transformers, receptacles, lighting, etc. in tenant area for normal and stand-by power		X

	Emergency egress lighting and exit signs in tenant area		X

	Lightning protection system for tenant systems		X

	Tenant UPS System and associated equipment		X

May 30, 2006	830 Winter Street, Waltham Page 5

Fire Protection	DESCRIPTION	OWNER	TENANT
	Fire service entrance including fire department connection, alarm valve flow protection and standpipe hose outlets in each egress stair	X

	Core and stair area sprinkler heads and piping	X

	Flow control valve station in stair at each floor	X

	Primary distribution on each floor adequate to support ordinary hazard Group 2	X

	Typical distribution as required by code in vacant spaces as necessary to secure building occupancy permit	X

	Modifications to run outs, drops, heads and related equipment within tenant premises to suit tenant layout and hazard index		X

	Special extinguishing systems		X

	Fire extinguisher cabinets at core area with appropriate fire extinguisher	X

	Fire extinguisher cabinets at tenant area with appropriate fire extinguisher		X

Fire Alarm	DESCRIPTION	OWNER	TENANT
	Base building expandable analog/addressable fire alarm system	X

	Detection, notification and annunciation devices in core areas and stair entries	X

	Additional detection, notification, annunciation devices, power supplies and all wiring in tenant areas and as required to tie into base building system		X

Tel/data	DESCRIPTION	OWNER	TENANT
	Underground tel/data service to main telephone room on basement level	X

	Stacked tel/data riser rooms on each floor with cable sleeves through floors	X

	Telephone and data wiring, conduit, sleeves, etc. from building distribution room(s) to tenant spaces		X

	Tenant’s telephone and data wiring, conduit, equipment and outlets		X

	Telephone service provided to main distribution feed on basement floor.		X

	Telephone service distributed to the tel/data rooms on each floor.		X

	Tenant’s audio-visual systems and connections		X

May 30, 2006	830 Winter Street, Waltham Page 6

Access Control	DESCRIPTION	OWNER	TENANT
	24/7 security guard at reception desk in lobby	X

	Card reader at main building entry into 830 Winter Street from the Atrium	X

	Access control, wiring, junction boxes, conduit and door frames necessary for installation of tenant access control system at all tenant entry doors		X

	Access control, wiring, junction boxes, conduit and door frames necessary for installation of base building access control system at all egress doors to egress stairs and corridors	X

	Interior CCTV cameras at common areas and exterior 360 degree CCTV cameras	X

	Additional security system including access controls or CCTV cameras		X

	Communication system to loading dock	X

	Connection to communication system at loading dock		X

May 30, 2006	830 Winter Street, Waltham Page 7

RIDER TO TENANT DESIGN MANUAL DATED MAY 30, 2006

This Rider is intended to supplement the Tenant Design Manual dated May 30, 2006. Accordingly, the provisions in this Rider shall control and supersede any contradictory or inconsistent provisions in the Tenant Design Manual.

The following listed improvements shall be performed by Tenant’s contractor at Landlord’s expense. Landlord and Tenant shall consult and pre-approve the design, specifications and costs of all such work. Tenant’s contractor shall submit the invoices for such work directly to Landlord for payment.

(1)	Tenant Entrance. Landlord shall provide glass to surround the entry door to Tenant’s Premises.

(2)	Second Floor Ceiling. Landlord shall pay for the expense of removal of the existing second floor ceiling panels and drywall necessary to accommodate Tenant’s Work. Landlord will pay for the materials to replace the ceiling portions that are removed. Tenant will pay for the labor costs of re-installation of the removed ceiling.

In addition, the following listed improvements shall be performed by Landlord’s contractor at Landlord’s expense.

(1)	Stairwell Doors / Enclosure. Landlord shall provide a sheet rock and painted enclosure for the stairwell between the second and third floors as well as glass doors to the enclosed stairwell between the second and third floors to provide access from the Building atrium to Tenant’s level of the Building.

In addition, the following listed improvements shall be performed by Landlord’s contractor at Tenant’s expense.

(1)	On Lobby Plan. New “PyroLite” Glazing Cut into Stair Wall.

(2)	On Developed Elevation of Proposed Entry Wall. Logo Sandblasted into Glass. Mag Catches, Proximity Reader from Inside, Card Reader from Outside.

830 Winter Street, Waltham

<u>BOMA SUMMARY (modified)</u>

5/25/2006 (Revised)

Prepared by: Perkins+Will
255 Court Street, Boston, MA 02478
P.617.478.0300 F.617.478.0321

Single-Tenant

2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
			(3-4)				(7+8)	(5-9)	(5/9)	(7*11)	(8*11)	(T12+T13)	14/(14-T13)	(12*15)
					Usable Areas					Basic Rentable Areas				Rentable Areas
Floor	Gross Measured	Major Vertical	Floor Rentable		Office Area	Bldg Common Area	Flr Usable Area	Floor Common	Floor R/U Ratio	Office Area	Building Common Area	Bldg Rentable Area	Bldg R/U Ratio	Office Area
B	9,660	746	8,914		3,555	5,359	8,914	0	1.000000	3,555	5,359			3,987
1	57,493	1,276	56,217		47,163	9,054	56,217	0	1.000000	47,163	9,054	182,106	1.121556	52,858
2	58,637	3,134	55,503		55,503	0	55,503	0	1.000000	55,503	0			62,250
3	59,137	3,196	55,941		55,390	551	55,941	0	1.000000	55,390	551			62,123
PH	5,595	64	5,531		758	4,773	5,531	0	1.000000	758	4,773			850
TOTALS	190,522	8,416	182,106		162,369	19,737	182,106	0		162,369	19,737			182,106

Multi-Tenant

2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
			(3-4)				(7+8)	(5-9)	(5/9)	(7*11)	(8*11)	(T12+T13)	14/(14-T13)	(12*15)
					Usable Areas					Basic Rentable Areas				Rentable Areas
Floor	Gross Measured	Major Vertical	Floor Rentable		Office Area	Bldg Common Area	Flr Usable Area	Floor Common	Floor R/U Ratio	Office Area	Building Common Area	Bldg Rentable Area	Bldg R/U Ratio	Office Area
B	9,660	746	8,914			5,359	8,914	0	1.000000		5,359			
T1 - Praecis					1,566					1,580				1,761
T2 - Flr1 S					474					474				532
T3 - Flr1 E					480					480				539
T4 - Flr2 S&E					480					480				530
T5 - Histogenics					535					535				601
1	57,493	1,276	56,217			9,054	55,295	1,011	1.018313		9,220			
T1 - Praecis					15,731					16,019				17,988
T2 - Flr1 S					13,621					13,870				15,575
T3 - Flr1 E					16,800					17,108				19,210
T4 - Flr2 S&E					0					0				0
2	58,637	3,134	55,503			0	53,226	2,277	1.042780		0	182,106	1.122883	
T1 - Praecis					20,327					21,197				23,801
T2 - Flr1 S					38					40				44
T3 - Flr1 E					48					50				56
T4 - Flr2 S&E					32,813					34,217				38,421
3	59,137	3,196	55,941			551	53,422	2,519	1.047153		577			
T1 - Praecis					19,544					20,466				22,980
T2 - Flr1 S					38					40				45
T3 - Flr1 E					47					49				55
T4 - Flr2 S&E					76					80				89
T5 - Histogenics					21,152					22,149				24,871
T6 - Flr3 E					12,014					12,580				14,126
PH	5,595	64	5,531			4,773	5,531	0	1.000000		4,773			
T1 - Praecis					758					758				851
TOTALS	190,522	8,416	182,106		156,562	19,737	176,299	5,807		162,177	19,929			182,106

Tenant Summary

Tenant	Usable Area Office Area	Rentable Area Office Area
T1 - Praecis	57,946	67,401
T2 - Flr1 S	14,171	16,196
T3 - Flr1 E	17,375	19,860
T4 - Flr2 S&E	33,369	39,050
T5 - Histoge	21,687	25,472
T6 - Flr3 E	12,014	14,126
Totals	156,562	182,106

1. Revised 2nd floor tenant spaces to add one conference room to Tenant 1 and subtract same from Tenant 4
2. Revised area for Histogenics Tenant Space (Tenant 5), Common area on all floors and AHU on roof.
3. Revised Histogenics storage rooms for tenant sequencing.
4. Revised Common area in Basement and Penthouse to reflect space used by Praecis.
5. Revised formulas to eliminate rounding discrepencis, confirmed areas on all other floors.

BASEMENT FLOOR PLAN
GROSS MEASURED: 9,680 SF
MAJOR VERTICAL PENETRATIONS: 746 SF
BUILDING COMMON AREA: 5,259 SF
FLOOR COMMON: 0 SF
TENANT 1 (PRAECIS): 1,586 SF
TENANT 2: 474 SF
TENANT 3: 480 SF
TENANT 4: 480 SF
TENANT 5 (HISTOGENICS): 535 SF
TENANT 6: 0 SF
TENANT 1 (PRAECIS) PH ROOM [684 SF]
TENANT 5 (HISTOGENICS) PH ROOM [282 SF]
TENANT 4 - PH ROOM [276 SF]
TENANT 3 - PH ROOM [276 SF]
TENANT 2 - PH ROOM [270 SF]
TENANT 1 (PRAECIS) EQUIPMENT [377 SF]
TENANT 2 - WASTE ROOM [204 SF]
TENANT 3 - WASTE ROOM [204 SF]
TENANT 4 - WASTE ROOM [204 SF]
TENANT 5 (HISTOGENICS) WASTE ROOM [253 SF]
TENANT 1 (PRAECIS) WASTE ROOM [248 SF]
BOILER ROOM

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL

MAY 15, 2006

TENANT 2 [14,828 SF]
TENANT 1 (PRAECIS) [432 SF]
TENANT 1 (PRAECIS) [15,299 SF]
TENANT 3 [15,503 SF]

FIRST FLOOR PLAN

- GROSS MEASURED: 57,433 SF
- MAJOR VERTICAL PENETRATIONS: 1,276 SF
- BUILDING COMMON AREA: 9,054 SF
- FLOOR COMMON: 1,011 SF
- TENANT 1 (PRAECIS): 15,731 SF
- TENANT 2: 14,828 SF
- TENANT 3: 15,503 SF
- TENANT 4: 0 SF
- TENANT 5 (HISTOGENICS): 0 SF
- TENANT 6: 0 SF

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL **MAY 15, 2006**

SECOND FLOOR PLAN

- GROSS MEASURED: 58,837 SF
- MAJOR VERTICAL PENETRATIONS: 3,134 SF
- BUILDING COMMON AREA: 0 SF
- FLOOR COMMON: 2,277 SF
- TENANT 1 (PRAECIS): 20,223 SF
- TENANT 2: 38 SF
- TENANT 3: 48 SF
- TENANT 4: 32,813 SF
- TENANT 5 (HISTOGENICS): 0 SF
- TENANT 6: 0 SF

TENANT 2 [38 SF]
TENANT 4 [32,813 SF]
TENANT 3 [48 SF]
TENANT 1 (PRAECIS) [20,327 SF]

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL **MAY 15, 2006**

THIRD FLOOR PLAN
GROSS MEASURED: 58,137 SF
MAJOR VERTICAL PENETRATIONS: 3,196 SF
BUILDING COMMON AREA: 551 SF
FLOOR COMMON: 2,518 SF
TENANT 1 (PRAECIS): 18,544 SF
TENANT 2: 38 SF
TENANT 3: 47 SF
TENANT 4: 76 SF
TENANT 5 (HISTOGENICS): 21,338 SF
TENANT 6: 12,014 SF
TENANT 2 [38 SF]
TENANT 4 [30 SF]
TENANT 6 [12,014 SF]
TENANT 5(HISTOGENICS) [21,152 SF]
TENANT 3 [47 SF]
TENANT 4 [46 SF]
TENANT 1 (PRAECIS) [18,544 SF]

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL **MAY 15, 2006**

ROOF PLAN

- GROSS MEASURED: 5,595 SF
- MAJOR VERTICAL PENETRATIONS: 64 SF
- BUILDING COMMON AREA: 4,773 SF
- FLOOR COMMON: 0 SF
- TENANT 1 (PRAEDIS): 758 SF
- TENANT 2: 0 SF
- TENANT 3: 0 SF
- TENANT 4: 0 SF
- TENANT 5 (HISTOGENICS): 0 SF
- TENANT 6: 0 SF

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL MAY 15, 2006

EXHIBIT “L”

TENANT PLANS

Exhibit “L” shall include the following items incorporated by reference:

PERMIT PLANS DATED MAY 19, 2006 (REVISED JUNE 7, 2006)

ARCHITECTURAL

COVER SHEET
A1.1	EXISTING DEMOLITION PLAN
A1.2	EXISTING/DEMO REFLECTED CEILING PLAN
A2.1	PROPOSED EASTWING 3RD FLOOR PLAN
A2.2	EQUIPMENT PLAN
A2.3	3RD FLOOR WALL TYPES & DIMENSIONED PLAN
A2.4	PARTITION TYPES & DETAILS
A2.5	DOOR SCHEDULE, TYPE, FRAME AND DETAILS
A2.6	FINISH SCHEDULE AND LEGENDS
A5.0	INTERIOR ELEVATIONS
A5.1	INTERIOR ELEVATIONS
A6.0	REFLECTED CEILING PLAN
A9.0	MISCELLANEOUS DETAILS
A9.1	NOT USED
AF/P 1.0	PROPOSED FLOORING, PAINTING LAYOUT PLAN
FE 1.0	FIRE EXTINGUISHER LOCATION/LAYOUT PLAN

FIRE PROTECTION

FP-0	FIRE PROTECTION LEGEND, NOTES AND DETAIL
FA-3	FIRE ALARM 3RD FLOOR PLAN
FP-3	FIRE PROTECTION 3RD FLOOR PLAN
FA-0	FIRE ALARM LEGEND, NOTES, AND DETAIL
FP-1	FIRE PROTECTION BASEMENT AND FIRST FLOOR PLAN

PLUMBING

P-2	PLUMBING 2ND FLOOR PLAN
P-3	PLUMBING 3RD FLOOR PLAN
P-1	PLUMBING LEGEND

HVAC

HD1.1	HVAC 3RD FLOOR DEMOLITION PLAN
H0.1	HVAC LEGEND AND GENERAL NOTES
H0.2	HVAC SCHEDULES (1)
H0.3	HVAC SCHEDULES (2)
H0.4	HVAC DETAILS (1)
H0.5	HVAC DETAILS (2)
H0.6	HVAC DETAILS (3)
H1.1	HVAC 3RD FLOOR DUCTWORK PLAN
H1.2	HVAC ROOF PLAN
H2.1	HVAC 3RD FLOOR PIPING PLAN
H2.2	HVAC CLEAN ROOM FLOW DIAGRAM
H2.3	HVAC STEAM FLOW DIAGRAM

L-1

ELECTRICAL

E1.0	ELECTRICAL LEGEND AND NOTES
E2.0	ELECTRICAL SITE/FIRST FLOOR PLAN & DETAILS
E2.1	ELECTRICAL THIRD FLOOR LIGHTING PLAN
E2.2	ELECTRICAL THIRD FLOOR POWER PLAN
E2.3	ELECTRICAL ROOF PLAN
E3.1	ELECTRICAL DISTRIBUTION RISER DIAGRAM
E3.2	ELECTRICAL SCHEDULES
E3.3	ELECTRICAL SCHEDULES
E3.4	ELECTRICAL SCHEDULES
E3.5	ELECTRICAL DETAILS
E3.6	ELECTRICAL DIMMING SCHEDULE

FINAL CONSTRUCTION DRAWINGS

[TO BE PROVIDED ON OR BEFORE THE LATER OF (i) JUNE 30, 2006, OR (ii) THE DATE WHICH IS THIRTY (30) DAYS AFTER LANDLORD’S APPROVAL OF THE PERMIT PLANS.]

L-2

EXHIBIT “M”

PERMITTED HAZARDOUS MATERIALS AND PROTOCOL

PERMITTED HAZARDOUS MATERIALS

1.	Cell Culture Media

a.	DMEM/F-12

b.	PBS

c.	Trypsin/EDTA

d.	Fetal Bovine Serum

e.	Gentamicin

f.	Insulin Transferrin Selenium

2.	Bleach

3.	0.2% Safranin Orange dye

4.	Hematoxylin dye

5.	0.04% Fast Green dye

6.	70% Ethanol + 1% HCl

7.	70% Isopropanol

8.	Tris buffers

9.	Sodium Dodecyl Sulfate (detergent)

10.	Instrument Cleaning detergent

11.	LpH (detergent)

12.	Vesphene (detergent)

13.	Papain solution

a.	0.01% Papain

b.	0.08% L-Cysteine

14.	SugriStain (Phosphoric Acid)

PROTOCOL

[TO BE PROVIDED NO LATER THAN DECEMBER 1, 2006.]

M-1

EXHIBIT “N”

THIRD FLOOR EXPANSION SPACE

Exhibit “N” shall include the following attached items:

1.	Single-Tenant Third Floor Plan dated May 15, 2006, consisting of 1 page.

N-1

THIRD FLOOR PLAN

TENANT 5(HISTOGENICS) [24,871 RSF]
THIRD FLOOR EXPANSION SPACE [14,125 RSF]

BOMA SPACE BOUNDARIES
EXISTING PLANS

PERKINS + WILL **MAY 15, 2006**

EXHIBIT “O”

TENANT’S CORPORATE LOGO

(Attached)

O-1

EXHIBIT “P”

ANCILLARY SPACE

[TO BE PROVIDED NO LATER THAN DECEMBER 1, 2006.]

P-1